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                                                                (EXECUTION COPY)









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                              AMENDED AND RESTATED
                                 LOAN AGREEMENT

                            DATED AS OF JUNE 8, 1994

                                     BETWEEN

                        NOMURA ASSET CAPITAL CORPORATION,
                                   AS LENDER,

                                       AND

                          SSC PROPERTY HOLDINGS, INC.,
                                   AS BORROWER









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

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  3

     SECTION 1.1   Definitions . . . . . . . . . . . . . . . . . . . . . .  3

     SECTION 1.2   Accounting Terms and Definitions. . . . . . . . . . . . 15

ARTICLE II THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . 16

     SECTION 2.1   The Closing . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE III INTEREST RATE PROVISIONS . . . . . . . . . . . . . . . . . . . 17

     SECTION 3.1   Monthly Interest Payment. . . . . . . . . . . . . . . . 17

     SECTION 3.2   Default Interest. . . . . . . . . . . . . . . . . . . . 17

     SECTION 3.3   Administrative Expenses . . . . . . . . . . . . . . . . 17

     SECTION 3.4   Maximum Rate of Interest. . . . . . . . . . . . . . . . 17

ARTICLE IV PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

     SECTION 4.1   Payments Required by Collection Account Agreement . . . 18

     SECTION 4.2   Payment Due on Maturity Date. . . . . . . . . . . . . . 18

     SECTION 4.3   Prepayment; Release . . . . . . . . . . . . . . . . . . 19

ARTICLE V MISCELLANEOUS LENDING PROVISIONS . . . . . . . . . . . . . . . . 21

     SECTION 5.1   Use of Proceeds . . . . . . . . . . . . . . . . . . . . 21

     SECTION 5.2   Manner of Payment . . . . . . . . . . . . . . . . . . . 21

     SECTION 5.3   Nature of the Obligations . . . . . . . . . . . . . . . 22

     SECTION 5.4   Servicer to Act on Behalf of Lender . . . . . . . . . . 22

ARTICLE VI COLLATERAL DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . 23

     SECTION 6.1   Collateral Documents. . . . . . . . . . . . . . . . . . 23



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     SECTION 6.2   Further Documents . . . . . . . . . . . . . . . . . . . 23

ARTICLE VII CONDITIONS PRECEDENT TO THE CLOSING. . . . . . . . . . . . . . 23

     SECTION 7.1   Conditions to the Lender's Obligations as to
          the Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE VIII REPRESENTATIONS AND WARRANTIES OF THE BORROWER. . . . . . . . 28

     SECTION 8.1   Due Authorization . . . . . . . . . . . . . . . . . . . 28

     SECTION 8.2   Financial Condition . . . . . . . . . . . . . . . . . . 29

     SECTION 8.3   Litigation. . . . . . . . . . . . . . . . . . . . . . . 30

     SECTION 8.4   No Defaults . . . . . . . . . . . . . . . . . . . . . . 30

     SECTION 8.5   Ownership and Sufficiency of Property and
          Services; Liens. . . . . . . . . . . . . . . . . . . . . . . . . 30

     SECTION 8.6   Utilities and Access. . . . . . . . . . . . . . . . . . 31

     SECTION 8.7   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 31

     SECTION 8.8   Federal Regulations . . . . . . . . . . . . . . . . . . 32

     SECTION 8.9   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . 32

     SECTION 8.10  Investment Company Act; Other Regulations . . . . . . . 32

     SECTION 8.11  No Subsidiaries . . . . . . . . . . . . . . . . . . . . 32

     SECTION 8.12  Use of Proceeds . . . . . . . . . . . . . . . . . . . . 32

     SECTION 8.13  Environmental Matters . . . . . . . . . . . . . . . . . 32

     SECTION 8.14  Accuracy and Completeness of Information. . . . . . . . 34

     SECTION 8.15  Security Interests. . . . . . . . . . . . . . . . . . . 35

     SECTION 8.16  Authorization and Execution . . . . . . . . . . . . . . 35

     SECTION 8.17  Governmental and Regulatory Authorization . . . . . . . 36


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     SECTION 8.18  Contravention . . . . . . . . . . . . . . . . . . . . . 36

     SECTION 8.19  Representations in Other Loan Documents . . . . . . . . 36

     SECTION 8.20  Solvency. . . . . . . . . . . . . . . . . . . . . . . . 37

     SECTION 8.21  Delinquent Property Liens . . . . . . . . . . . . . . . 37

     SECTION 8.22  Insurance . . . . . . . . . . . . . . . . . . . . . . . 37

     SECTION 8.23  Improvements. . . . . . . . . . . . . . . . . . . . . . 37

     SECTION 8.24  Casualty; Condemnation. . . . . . . . . . . . . . . . . 38

     SECTION 8.25  Zoning and Other Laws . . . . . . . . . . . . . . . . . 38

     SECTION 8.26  Permits . . . . . . . . . . . . . . . . . . . . . . . . 38

     SECTION 8.27  Certificates of Occupancy . . . . . . . . . . . . . . . 38

     SECTION 8.28  Assessments . . . . . . . . . . . . . . . . . . . . . . 38

     SECTION 8.29  Rights of Others to Purchase Property . . . . . . . . . 39

     SECTION 8.30  Corporate Activities. . . . . . . . . . . . . . . . . . 39

ARTICLE IX AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 39

     SECTION 9.1   Financial Statements; Other Information . . . . . . . . 39

     SECTION 9.2   Maintenance of Existence and Property . . . . . . . . . 41

     SECTION 9.3   Inspection of Property; Books and Records; Discussions. 41

     SECTION 9.4   Notices . . . . . . . . . . . . . . . . . . . . . . . . 42

     SECTION 9.5   [Reserved]. . . . . . . . . . . . . . . . . . . . . . . 42

     SECTION 9.6   Loan Documents. . . . . . . . . . . . . . . . . . . . . 42

     SECTION 9.7   Insurance . . . . . . . . . . . . . . . . . . . . . . . 42

     SECTION 9.8   [Reserved]. . . . . . . . . . . . . . . . . . . . . . . 45


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     SECTION 9.9   Compliance with Laws. . . . . . . . . . . . . . . . . . 45

     SECTION 9.10  Cooperation . . . . . . . . . . . . . . . . . . . . . . 45

     SECTION 9.11  Property Management Agreement . . . . . . . . . . . . . 46

     SECTION 9.12  Liens . . . . . . . . . . . . . . . . . . . . . . . . . 46

     SECTION 9.13  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 47

     SECTION 9.14  Other Agreements. . . . . . . . . . . . . . . . . . . . 47

     SECTION 9.15  Special Assessments . . . . . . . . . . . . . . . . . . 47

     SECTION 9.16  Insurance and Condemnation Proceeds . . . . . . . . . . 47

     SECTION 9.17  Prior Knowledge . . . . . . . . . . . . . . . . . . . . 50

ARTICLE X NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 50

     SECTION 10.1  Negative Covenants. . . . . . . . . . . . . . . . . . . 50

ARTICLE XI EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . 52

     SECTION 11.1  Events of Default . . . . . . . . . . . . . . . . . . . 52

ARTICLE XII [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE XIII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 55

     SECTION 13.1  No Assignment . . . . . . . . . . . . . . . . . . . . . 55

     SECTION 13.2  Cumulative Rights: No Waiver. . . . . . . . . . . . . . 55

     SECTION 13.3  Entire Agreement. . . . . . . . . . . . . . . . . . . . 56

     SECTION 13.4  Survival; Discharge . . . . . . . . . . . . . . . . . . 56

     SECTION 13.5  Notices . . . . . . . . . . . . . . . . . . . . . . . . 56

     SECTION 13.6  Governing Law . . . . . . . . . . . . . . . . . . . . . 57

     SECTION 13.7  Indemnification . . . . . . . . . . . . . . . . . . . . 58

     SECTION 13.8  Expenses; Documentary Taxes . . . . . . . . . . . . . . 59


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     SECTION 13.9  Severability. . . . . . . . . . . . . . . . . . . . . . 59

     SECTION 13.10 Counterparts; Effectiveness . . . . . . . . . . . . . . 59

     SECTION 13.11 Conflicts . . . . . . . . . . . . . . . . . . . . . . . 59

EXHIBITS

Exhibit A - Description of Properties; Mortgage Amount; Release Amount Exhibit B - Environmental Reports
Exhibit C - Form of Advance Note
Exhibit D - Form of Note


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

     THIS AMENDED AND RESTATED LOAN AGREEMENT is made and dated as of the 8th day of June, 1994, between NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation (the "Lender"), and SSC PROPERTY HOLDINGS, INC., a Delaware corporation (the "Borrower").

                                    RECITALS

     WHEREAS, the Borrower and Cargill Financial Services Corporation ("CFSC") entered into that certain Loan Agreement dated March 1, 1994 (the "Prior Loan Agreement") pursuant to which CFSC made a loan to the Borrower in the principal amount of $104,600,000 (the "Original Loan").

     WHEREAS, concurrently herewith, CFSC sold and assigned to the Lender all of its right, title and interest in and to the Prior Loan Agreement, the related Promissory Note and the other Loan Documents (as defined in the Prior Loan Agreement).

     WHEREAS, the Borrower has requested that the Lender increase the amount of the Original Loan to the Borrower by the principal amount of $17,980,000, such that the aggregate principal amount of the loan hereunder shall be $122,580,000 (the Original Loan, as amended and modified hereby, the "Loan").

     WHEREAS, the obligation of the Borrower to repay the Loan is and will be secured by, among other items, liens upon certain fee interests in certain real property owned by the Borrower and a collateral assignment of certain leases, rents and related collateral. The real property which is collateral for the Loan (including the fee and/or leasehold interests of Borrower therein and all improvements and personal property located thereon), together with all leases, rents and proceeds therefrom, are referred to herein as the "Properties" and collectively as the "Property," and is further described in the Mortgages.

     WHEREAS, concurrently herewith, the Lender, the Borrower, the Account Agent (as such term is hereinafter defined), the Account Bank (as such term is hereinafter defined) and Shurgard Incorporated, a Washington corporation (the "Property Manager"), as property manager, are entering into an Amended and Restated Collection Account and Servicing Agreement, dated as of the date hereof (the "Collection Account Agreement"), pursuant to which, among other things, the Borrower has agreed to initially deposit into a restricted access deposit account (the "Deferred Maintenance and Reserve Account") the amount of $389,900 to provide for funding of, among other things, the costs of certain deferred maintenance with respect to the Property.

     WHEREAS, the Lender and the Borrower contemplate that concurrently herewith Shurgard Pass-Through Certificates Trust (the "Issuer") will be established, the Lender will deposit with and assign to the Issuer the Loan, and the Issuer will issue certain Commercial Mortgage Modified Pass-Through Certificates (the "Certificates") pursuant to a Trust and Servicing Agreement (the "Trust Agreement") to be dated as of the date hereof among LaSalle National Bank (the "Trustee"), the Servicer and the Lender.

     WHEREAS, pursuant to the Trust Agreement, the Servicer will establish and maintain on behalf of the Trustee the Mortgage Payment Account (the "Mortgage Payment Account") and will, except as otherwise provided herein, deposit into the Mortgage Payment Account, as and when received, all payments of principal and interest on the Loan.

     WHEREAS, the Borrower has entered into a Management Services Agreement and an Advisory Agreement (the "Property Management Agreement" and the "Advisory Agreement", respectively), with Shurgard, pursuant to which the Property Manager is providing property management services for the Property and may, under certain conditions set forth herein, be removed at the direction of the Lender.

     WHEREAS, concurrently herewith, Shurgard Storage Centers, Inc. ("SSCI") has entered into an Amended and Restated Guaranty and Indemnification Agreement (the "Guaranty and Indemnification Agreement") in favor of the Lender and the other indemnified parties named therein, whereby, among other things, SSCI will guaranty certain of the Borrower's obligations hereunder.

     WHEREAS, as additional security for the repayment of interest on and principal of (and all other amounts due under) the Loan, the Borrower has, pursuant to an Amended and Restated Security Agreement dated as of the date hereof, assigned to the Lender certain additional Collateral, including all of the Borrower's rights and privileges under the Property Management Agreement and the Advisory Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree that the Prior Loan Agreement shall be and is hereby amended and restated in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.1 DEFINITIONS

     For purposes of this Agreement, the terms set forth below shall have the following meanings:

     "ACCOUNT AGENT" shall mean Pacific Mutual Life Insurance Company, as Account Agent under the Collection Account Agreement.

     "ACCOUNT BANK" shall mean LaSalle National Bank, as Account Bank under the Collection Account Agreement.

     "ADMINISTRATIVE EXPENSES" shall mean, without duplication, the sum of
(a) if a Default or an Event of Default occurs, all out-of-pocket expenses incurred by the Trustee, Account Agent and Servicer, including fees and disbursements of counsel, in connection with such Default or Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom (including, without limitation, all such out-of-pocket expenses incurred by the Servicer pursuant to Section 6.11 or 6.14 of the Trust Agreement), (b) to the extent not paid at the Closing, and subject to caps or limitations set forth in the Commitment Letter or otherwise in writing, all reasonable, costs and expenses of the Trustee, Account Agent and Servicer, in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Loan Documents and the Trust Agreement, (c) indemnities payable to the Trustee, Account Agent, Servicer and Account Bank (and other indemnified Persons) under Section 13.7 of this Agreement, and (d) indemnities payable to the Trustee, Account Agent, Servicer and Account Bank (and other indemnified Persons) under Section 4 of the Representations Agreement. It is understood and agreed that ongoing fees for the services of the Servicer and Trustee shall be paid to the Servicer pursuant to Section 4.6 of the Trust Agreement.

     "ADVISORY AGREEMENT" shall have the meaning given such term in the Recitals hereto and shall include any amendments and replacements thereof and supplements thereto.

     "AFFILIATE" shall mean, as to any Person, (i) any other Person controlling, controlled by or under direct or indirect common control with, such Person, and
(ii) any limited partner of such Person if such Person is a limited partnership, or any shareholder of such Person if such Person is a corporation. For purposes of this Agreement, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "AGREEMENT" shall mean this Agreement, as the same may be amended, replaced or supplemented from time to time.

     "APPLICABLE INTEREST RATE" shall mean, for any Monthly Interest Payment Period (or portion thereof), an interest rate per annum equal to 8.28%.

     "BEST KNOWLEDGE" (or equivalent phrase) shall mean the knowledge of a Responsible Officer of the Borrower or such other Person as the context may require.

     "BORROWER" shall have the meaning given such term in the introductory paragraph of this Agreement and shall include any permitted successor in interest.

     "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in (i) New York, New York, (ii) the city where the corporate trust office of the Trustee is located or (iii) the city where the principal corporate office of the Servicer is located are authorized or obligated to close their regular banking business.

     "CAPITAL EXPENDITURES" shall mean, for any Person, expenditures which, in accordance with GAAP, are or would be included in "additions to property, plant or equipment" (or specifically in the case of Borrower, "storage centers") or similar items reflected in the statement of cash flows of such Person.

     "CERTIFICATES" shall mean certain Commercial Mortgage Modified Pass-Through Trust Certificates to be issued by the Issuer pursuant to the Trust Agreement, together with any Certificates issued in replacement or exchange therefor.

     "CERTIFICATEHOLDER" shall mean the holders from time to time of the Certificates.

     "CFSC" shall mean Cargill Financial Services Corporation.

     "CLOSING" shall have the meaning given such term in Section 2.1(b).

     "CLOSING DATE" shall mean the date on which the increase in the principal amount of the Original Loan is funded, which is June 8, 1994.

     "COLLATERAL" shall mean (i) the Properties subject to the Mortgage,
(ii) the Pledged Collateral from time to time pledged pursuant to the Security Agreement (including, without limitation, Borrower's rights under the Property Management

Agreement and the Advisory Agreement), (iii) the Collection Account, the Deferred Maintenance and Reserve Account, the Lock-Box Account, the Tax and Insurance Reserve Account, all proceeds and products thereof and all related property pledged pursuant to the Collection Account Agreement, and (iv) any additional Government Obligations or other collateral which may be pledged as additional Collateral pursuant to Article IV or Article IX hereof.

     "COLLATERAL DOCUMENTS" shall mean the Mortgage and any related collateral assignment of leases and/or subleases and rents, the Security Agreement, and such additional financing statements, documents, instruments and agreements as the Lender may reasonably request to obtain for the Lender first priority, perfected liens on and security interests in the Collateral.

     "COLLECTION ACCOUNT" shall have the meaning given such term in the Collection Account Agreement.

     "COLLECTION ACCOUNT AGREEMENT" shall have the meaning given such term in the Recitals hereto, together with all amendments and replacements thereof and supplements thereto.

     "COMMITMENT LETTER" shall mean that certain Commitment Letter and related Summary of Terms dated April 11, 1994 between Nomura Asset Capital Corporation and the Borrower.

     "CONTINGENT OBLIGATIONS" means, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, capital lease or operating lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or the Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. Contingent Obligations shall include, without limitation, (a) any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof or
(ii) under any letter of credit, performance bond, surety bond or similar obligation issued for the account of that Person or for which that Person is otherwise liable for reimbursement thereof, (b) the direct or indirect guarantee, endorsement (otherwise than for collection or deposit in the ordinary course of business), comaking, discounting with recourse or sale with recourse by such Person of the obligation of another and (c) any liability of such Person for the obligations of another through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (iii) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement."

     "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "DEFAULT" shall mean an event or condition which, but for the lapse of time or the giving of notice, or both, would, unless cured or waived, constitute an Event of Default.

     "DEFAULT RATE" shall have the meaning given such term in Section 3.2.

     "DEFEASANCE ACCOUNT" shall have the meaning given such term in Section 4.3.

     "DEFERRED MAINTENANCE AND RESERVE ACCOUNT" shall mean the account described in Recitals to this Agreement.

     "ENVIRONMENTAL INDEMNITY AGREEMENT" shall mean the Amended and Restated Environmental Indemnity Agreement dated the date hereof executed by the Borrower in favor of the Lender and the other indemnified parties named therein, together with all amendments and replacements thereof and supplements thereto.

     "ENVIRONMENTAL LAW" shall have the meaning given such term in Section 8.13.

     "ENVIRONMENTAL REPORTS" shall mean the environmental assessment reports and supplemental correspondence relating to the Property, listed on Exhibit B hereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended form time to time and any successor statute.

     "EVENT OF DEFAULT" shall have the meaning given such term in Section 11.1.

     "FIRST SUBJECT DATE" shall mean the first Business Day of the 72nd month following the Closing Date (I.E., June, 2000).

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect at the Closing Date.

     "GOVERNMENTAL AUTHORITY" shall mean any federal, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GOVERNMENT OBLIGATIONS" shall mean obligations issued by, or fully and unconditionally guaranteed by, the United States of America, and which do not permit the redemption or prepayment thereof prior to their stated maturity at the option of the issuer.

     "GROSS REVENUES" shall mean all payments and other revenues (exclusive of any payments attributable to sales taxes) received by the Property Manager or the Borrower from all sources related to the operation (including, without limitation, rental) of the Properties, including but not limited to, storage rentals, truck rentals, late fees, security deposits (if any, unless required to be segregated), receipts from sales of goods, billboard rentals and other advertising revenue, and tenant reimbursements of expenses.

     "GUARANTY AND INDEMNIFICATION AGREEMENT" shall have the meaning given such term in the Recitals hereto.

     "HAZARDOUS MATERIAL" shall have the meaning given such term in
Section 8.13.

     "INDEBTEDNESS" of any Person shall mean all items of indebtedness which, in accordance with GAAP, would be included in determining liabilities and obligations as shown on the liability side of a statement of financial condition of such Person as of the date as of which indebtedness is to be determined, including, without limitation, all obligations for money borrowed and obligations which are or should be capitalized in accordance with GAAP, and shall also include all Contingent Obligations and any obligation under any letter of credit, performance bond, surety bond or similar obligation issued for the account of such Person or under any interest rate swap, interest rate cap or similar agreement.

     "INSURANCE AND CONDEMNATION PROCEEDS" shall have the meaning given such term in Section 9.16.

     "LENDER" shall have the meaning given such term in the introductory paragraph of this Agreement, and shall include the Lender's permitted successors and assigns.

     "LIBOR" shall mean the 30-day London Interbank Offered Rate for United States dollar deposits as of 11:00 a.m. (London time) on the date on which LIBOR is to be determined as quoted on Telerate page 3750; provided however that if Telerate page 3750 is no longer available, then the rate for deposits in United States Dollars as appears on the Reuters Screen of 11:00 a.m., London time; and provided further that if neither Telerate page 3750 nor the Reuters Screen is available, then on such replacement system as is then customarily used to quote LIBOR. If at least two such rates appear on Telerate page 3750 or associated pages, the LIBOR rate will be the arithmetic mean of such offered rates.

     "LIEN" shall mean any lien, mortgage, pledge, security interest or other encumbrance of any nature upon the Property, including any mechanic's lien, materialmen's lien, conditional sale or other title retention agreement or lease in the nature thereof.

     "LOAN" shall have the meaning given such term in the Recitals hereto.

     "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Collateral Documents, the Collection Account Agreement, the Guaranty and Indemnification Agreement, the Environmental Indemnity Agreement, the Representations Agreement, the Subordination Agreement, the Property Management Agreement, the Advisory Agreement, any side letter agreements or certificates delivered by the Borrower in connection with the closing of the Loan, and any other document, instrument or agreement executed by Borrower and evidencing, securing or relating to the Loan, as any of the same may be amended, extended or replaced from time to time. Reference to any specific Loan Document in this Agreement or in any other Loan Document shall be deemed to include any amendment and replacement thereof and supplement thereto.

     "LOAN PURCHASE AGREEMENT" shall mean the Loan Purchase Agreement of even date herewith between CFSC, as seller, and the Lender, as purchaser.

     "LOCK-BOX ACCOUNT" shall have the meaning given such term in the Collection Account Agreement.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on or material adverse change in (a) (i) the business, operations, property, financial condition, liabilities (absolute, accrued, contingent or otherwise) or assets of the Borrower, and (ii) the ability of the Borrower to perform its obligations under any of this Agreement, the Note or the other Loan Documents, or (b) the rights or remedies of the Lender or the holder of the Note under this Agreement, the Note or any of the other Loan Documents upon the occurrence of an Event of Default.

     "MATURITY DATE" shall mean the first Business Day of the 84th month following the Closing Date (i.e., June 2001).

     "MONTHLY INTEREST PAYMENT" shall mean, for any Monthly Interest Payment Period, the interest payable on the Loan during such Monthly Interest Payment Period in accordance with Section 3.1.

     "MONTHLY INTEREST PAYMENT DATE" shall mean the first (1st) day of each calendar month following the Closing Date so long as the Loan remains unpaid, commencing the first day of July, 1994, provided that if any such day is not a Business Day then the Monthly Interest Payment Date shall be the next succeeding Business Day.

     "MONTHLY INTEREST PAYMENT PERIOD" shall mean the period from (and including) the first day of each calendar month to (and including) the last day of each calendar month except that the Initial Monthly Interest Payment Period shall be the period from (and including) the Closing Date to (and including) June 30, 1994.

     "MORTGAGE" shall mean all those certain Mortgages, Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixtures Financing Statements, dated March 1, 1994 and which were previously delivered to CFSC and will be assigned to the Lender and amended and restated by the Borrower and the Lender, all of which relate to the Properties and are for the benefit of the Lender or its designee, as mortgagee or grantee, assignee and secured party, as the same may at any time be further amended, modified or supplemented in accordance with the terms thereof and hereof.

     "MORTGAGE AMOUNT" shall mean, in the case of any Property, the portion of the principal amount of the Loan which is deemed allocated to such Property, which is set forth in Exhibit A hereto.

     "MORTGAGE PAYMENT ACCOUNT" shall have the meaning given such term in the Recitals hereto.

     "MORTGAGED PROPERTY" shall have the meaning given such term in the Mortgage relating to the Property.

     "NET OPERATING INCOME" shall mean, for any period, with respect to any Property or Properties, the Gross Revenues from operations of such Property or Properties for such period less (i) usual and customary operating expenses of such

Property or Properties (but not including property management fees), (ii) real estate taxes with respect to such Property or Properties, and (iii) property management fees equal to 6% of such Gross Revenues, calculated in accordance with GAAP on an accrual basis.

     "NOTE" shall have the meaning given such term in Section 2.1 and shall include any amendments and replacements thereof and supplements thereto.

     "NSI" shall mean Nomura Securities International, Inc.

     "PERMITTED LIENS" means:

          (a) Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently prosecuted and as to which enforcement proceedings have not been instituted or, if instituted, have been stayed, provided that adequate reserves with respect to contested taxes are maintained on the books of the Borrower in conformity with GAAP;

          (b) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which relate to obligations that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently prosecuted and as to which enforcement proceedings by creditors have not been instituted or, if instituted, have been stayed;

          (c) pledges or deposits in connection with workers compensation, unemployment insurance and other social security or employee benefit legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and Liens securing reimbursement obligations with respect to letters of credit posted for the purposes described in clause (c) or this clause (d);

          (e) easements, rights-of-way, charges, covenants, restrictions and matters of public record, survey defects and encroachments, and other similar encumbrances which, in the aggregate, do not have a Material Adverse Effect on the current use of the asset which is the subject of such Lien and which were disclosed in the preliminary title commitments for the Properties whether or not insured over;

          (f) any attachment or judgment Lien, if the judgment it secures shall, within 90 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 90 days after the expiration of any such stay;

          (g) unperfected purchase money Liens on inventory incurred in the ordinary course of business for a period not to exceed 60 days from the date of such purchase;

          (h) Liens securing reimbursement obligations with respect to trade letters of credit which encumber documents and other property relating to such trade letters of credit and the products and proceeds thereof; provided that no such Lien shall cover the Property other than property that is acquired with the proceeds of such trade letters of credit;

          (i) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower in the ordinary course of business in accordance with past practices;

          (j) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Agreement and under which the Borrower is lessee;

          (k) any Leases (as such term is defined in the Mortgage) which have not been, or by their terms are not automatically, subordinated to the Lien of the Mortgage;

          (l) Liens arising from filing UCC financing statements under which tenants of the Properties are named as the debtors;

          (m) Rights of parties under the unrecorded leases and rental agreements; and

          (n)  Liens arising from the Collateral Documents.

     "PERSON" shall mean any corporation, natural person, firm, joint venture, limited partnership, partnership, trust, unincorporated organization, government or any department or agency of any government.

     "PLEDGED COLLATERAL" shall have the meaning given such term in the Security Agreement.

     "PRE-RELEASE DSCR" means, as of any date of calculation and with respect to any release of Discharged Property or Properties pursuant to Section 4.3(d) or
(e) hereof, the ratio of (i) Net Operating Income of all Properties subject to the Liens created hereunder and under the Loan Documents immediately prior to such release of a particular Discharged Property or Properties for the twelve (12) calendar months immediately preceding the date of submission of the applicable Release Notice or Defeasance Notice under Section 4.3(d) or (e), as the case may be, to
(ii) interest which was due and payable on the entire principal amount of the Loan for the same twelve-month period and without regard to any prepayment or defeasance of the principal amount of such Loan being effected in conjunction with such release, as certified to the Lender by a Responsible Officer of the Borrower.

     "POST-RELEASE DSCR" means, as of any date of calculation and with respect to any release of or Discharged Property or Properties pursuant to
Section 4.3(d) or (e) hereof, the ratio of (i) Net Operating Income of all Properties subject to the Lien created hereunder and under the Loan Documents immediately prior to such release, but excluding the Property or Properties to be so released, for the twelve (12) calendar months immediately preceding the date of submission of the applicable Release Notice or Defeasance Notice under
Section 4.3(d) or (e), as the case may be, to (ii) interest which was due and payable on the entire principal amount of the Loan other than that portion of the principal amount of the Loan being prepaid or defeased pursuant to
Section 4.3(d) or (e), for the same twelve-month period, as certified to the Lender by a Responsible Officer of the Borrower.

     "PRIOR MONTHLY INTEREST PAYMENT DATE" shall mean, with respect to any Monthly Interest Payment Period, the date on which such Monthly Interest Payment Period commences.

     "PROPERTY" or "PROPERTIES" shall have the meaning given such term in the Recitals hereto and shall include, without limitation, the fee interests in all improvements and all real and personal property owned by the Borrower, and located thereon, and related rents, leases and proceeds.

     "PROPERTY MANAGEMENT AGREEMENT" shall have the meaning given such term in the Recitals hereto and shall include any amendments and replacements thereof and supplements thereto.

     "PROPERTY MANAGER" shall have the meaning given such term in the Recitals hereto and shall include any permitted successors in interest.

     "RATING AGENCY" shall mean Fitch Investors Service, Inc.

     "REGISTRATION STATEMENT" shall have the meaning given such term in
Section 8.2(a) hereof.

     "RELEASE AMOUNT" shall mean, in the case of any Property, the principal amount of the Loan which is required to be prepaid or defeased by the Borrower to the Lender pursuant to Section 4.3(a) and (d) or Section 4.3(e) in order to obtain the release of the Property from the Liens created hereunder and/or under the Collateral Documents equal to the greater of (x) the amount set forth opposite the name of such Property in Exhibit A hereto, or (y) that amount of principal of the Loan which is necessary to assure that, following such partial prepayment (and simultaneous release of a Discharged Property) pursuant to
Section 4.3(a) and (d) or such partial defeasance (and simultaneous release of a Discharged Property) pursuant to Section 4.3(e), as the case may be, the Post-Release DSCR is at least equal to the greater of (x) 2.47 or (y) the Pre-Release DSCR.

     "REPLACEMENT RESERVES" shall mean an amount per annum as reasonably determined by the Servicer equal to the product of (i) $0.17 times (ii) the number of rentable square feet of all storage facilities located on the Properties which are subject to the Lien of the Mortgage as certified by the Property Manager on May 1 of each calendar year commencing May 1, 1995; provided, however, that the amount set forth in the preceding clause (i) shall be adjusted as reasonably determined by the Servicer on June 1 of each calendar year commencing June 1, 1995 to reflect changes in the United States consumer price index (or other similar index from time to time published by the United States Bureau of Labor Statistics) during the immediately preceding calendar year.

     "REPRESENTATIONS AGREEMENT" shall mean the Representations Agreement of even date herewith by the Borrower in favor of NACC, NSI and the other parties named therein.

     "REQUIRED RATING" shall have the meaning given such term in the Trust Agreement.

     "REQUIREMENTS OF LAW" shall mean, as to any Person, the Certificate of Incorporation and By-laws (in the case of a corporation), partnership agreement and certificate or statement of partnership (in the case of a partnership) or other organizational or governing documents of such Person; any law, treaty, rule or regulation, or final and binding determination of an arbitrator, or determination of a court or other federal, state or local governmental agency, authority or subdivision applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject; or any private covenant, condition or restriction in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RESPONSIBLE OFFICER" of any Person means the chief executive officer, the president, the chief financial officer, the treasurer or any vice president of such Person or, if such Person is a partnership, of the general partner of such Person.

     "SSCI" shall mean Shurgard Storage Centers, Inc., a Delaware corporation and sole shareholder of the Borrower.

     "SECURITY AGREEMENT" shall mean the Amended and Restated Security Agreement dated as of the date hereof executed by the Borrower in favor of Lender creating first priority liens on and security interests in certain Collateral, including Borrower's rights under the Property Management Agreement and the Advisory Agreement, together with all amendments and replacements thereof and supplements thereto.

     "SERVICER" shall mean Pacific Mutual Life Insurance Company, as Servicer under the Trust Agreement, and shall include any permitteed successor(s) under the Trust Agreement.

     "SHURGARD" shall mean Shurgard Incorporated, a Washington corporation.

     "SUBORDINATION AGREEMENT" shall have the meaning given such term in
Section 7.1(s) hereof.

     "TAX" means all income, gross receipts, alternative or added on minimum, gains, sales, use, employment, franchise, profits, excise, payroll, social security (or similar), property (real or personal, including current installments of real property assessments), value added, license, registration or other taxes, fees, stamp taxes and duties assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and penalties, additions to tax or additional amounts imposed by any federal, state, local, foreign or other taxing authority with respect thereto.

     "TAX AND INSURANCE RESERVE ACCOUNT" shall have the meaning given such term in the Collection Account Agreement.

     "TITLE COMPANY" means Transamerica Title Insurance Company and/or Commonwealth Land Title Insurance Company or such other title insurance or abstract company as shall be reasonably approved by the Lender.

     "TITLE POLICIES" shall have the meaning given such term in
Section 7.1(m)(v) hereof.

     "TRUST AGREEMENT" shall mean that certain Trust and Servicing Agreement to be dated as of the date hereof among the Lender (as the Depositor), the Trustee, and the Servicer.

     "TRUSTEE" shall mean LaSalle National Bank, as Trustee and shall include any permitted successor trustee(s) under the Trust Agreement.

     "YIELD MAINTENANCE PREMIUM" shall mean, with respect to any portion of the principal of the Loan which is prepaid prior to the Maturity Date, an amount (calculated as of the second Business Day preceding the date of such prepayment) equal to the greater of (i) .30% per annum on the principal amount of the Loan so prepaid for the period from the date of such prepayment to the Maturity Date, or (ii) the present value (calculated as of the second Business Day preceding the date of such prepayment) of the Calculated Payments (as defined below) made monthly on each Monthly Interest Payment Date from the Monthly Interest Payment Date immediately following the date of such prepayment through the Maturity Date discounted at the Discount Rate (as defined below). For these purposes, the term "Calculated Payments" means the product of (x) the principal amount of the Loan being prepaid divided by 12, and (y) the positive difference between
(a) 8.42% per annum, and (b) the Treasury Rate as defined below.

For these purposes, the term "Discount Rate" means the Treasury Rate expressed as a monthly rate; and the term "Treasury Rate" is the linear interpolation of the bond equivalent yields as reported in Federal Reserve Statistical Release H. 15-Selected Interest Rates under the heading "U.S. Government Securities/ Treasury Constant Maturities" (for the week ending prior to the date of such prepayment) of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. If such Federal Reserve Statistical Release is no longer available, the Treasury Rate shall be determined in the same manner, but by reference to such other reasonably comparable index as is commonly used for determining such rates.

     "ZONING CERTIFICATES" shall mean, as to the Properties, the Uniform Land Use Confirmation Forms issued by the relevant government subdivisions.

SECTION 1.2    ACCOUNTING TERMS AND DEFINITIONS

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

                                   ARTICLE II

                                   THE CLOSING

SECTION 2.1    THE CLOSING

     (a) On the terms and subject to the conditions set forth herein, the Lender agrees that it shall, on the Closing Date, disburse the sum of $17,980,000 (the "Advance") to the Borrower to be used by the Borrower for the purposes described in Section 5.1. Simultaneously with the disbursement of the Advance, the Borrower shall deliver to the Lender a Promissory Note payable to Lender substantially in the form attached hereto as Exhibit C (the "Advance Note"). Immediately thereafter, the Borrower shall deliver to the Lender an Amended, Restated and Consolidated Promissory Note in the aggregate principal amount equal to the principal amount of the Prior Promissory Note, plus the principal amount of the Advance Note payable to the Lender substantially in the form attached hereto as Exhibit D (the Note"), (which Note shall amend, restate, consolidate and renew the Advance Note and the Prior Promissory Note), and the Lender shall deliver to the Borrower the Promissory Note (the "Prior Promissory Note") dated March 1, 1994, and the Advance Note, each marked "Amended, Restated and Consolidated Pursuant to Amended, Restated and Consolidated Promissory Note dated the Closing Date." The term "Note" shall include the Prior Promissory Note and the Advance Note until such time as the Note is executed and delivered to the Lender on the Closing Date.

     (b) The making of the Advance and the issuance of the Advance Note and the Note will take place at a closing (the "Closing") at the offices of Perkins Coie in Seattle, Washington at 10:00 a.m. (Seattle time) on June 8, 1994 or such other date and in such other place as the parties hereto may agree.

     (c) Except as expressly set forth in this Agreement, the Mortgages, or the other Loan Documents, the Liens arising from the Collateral Documents executed and delivered in connection with the Original Loan shall continue in full force and effect without interruption, change in priority, amendment or modification to secure the Loan as amended and modified pursuant to this Agreement.

                                   ARTICLE III

                            INTEREST RATE PROVISIONS

SECTION 3.1    MONTHLY INTEREST PAYMENT

     The Loan shall bear interest during any Monthly Interest Payment Period at the Applicable Interest Rate for such period. Accrued interest shall be due and payable in arrears by the Borrower to the Lender (or as otherwise provided in the Collection Account Agreement) on each Monthly Interest Payment Date during the term hereof in an amount equal to the Applicable Interest Rate for the applicable Monthly Interest Payment Period multiplied by the weighted average daily principal balance of the Loan during such Monthly Interest Payment Period. For the initial Monthly Interest Payment Period, interest shall be computed in like manner, as if such period consisted of a full month of thirty (30) days, but then multiplied by a fraction, the numerator of which is the number of days in such initial Monthly Interest Payment Period and the denominator of which is thirty (30). All computations of interest payable hereunder shall be on the basis of a 360-day year and actual days elapsed during the applicable Monthly Interest Payment Period.

SECTION 3.2    DEFAULT INTEREST

     Upon the occurrence and during the continuance of an Event of Default, until the Loan is paid in full, the Borrower shall pay interest on the unpaid principal amount of the Loan, together with all accrued and unpaid interest thereon, on the dates referred to in Section 3.1 above on demand, at a rate per annum equal at all times to 3% above the greater of (i) the Applicable Interest Rate or (ii) LIBOR determined as of the date of the occurrence of the Event of Default (the "Default Rate").

SECTION 3.3    ADMINISTRATIVE EXPENSES

     Simultaneously with each payment of accrued interest pursuant to
Section 3.1 above, the Borrower shall pay all Administrative Expenses then due and payable. The Lender shall give the Borrower not less than 10 days prior written notice of the amount of Administrative Expenses to become due and payable on each Monthly Interest Payment Date.

SECTION 3.4    MAXIMUM RATE OF INTEREST

     The Borrower and the Lender agree that no payment of interest, charges in the nature of interest, or other consideration made or agreed to be made by the Borrower to the Lender pursuant to this Agreement, the Note, the Mortgage or any other Loan Document shall, at any time, be deemed to have been computed at an interest rate in excess of the lesser of (i) twenty-five percent (25%) per annum simple interest, or (ii) the maximum rate of interest permissible by the law of the State of Washington, if any. In the event such payments of interest or other consideration provided for in this Agreement, the Note, the Mortgage or any other Loan Document shall result in payment of an effective rate of interest which, for any period of time, is in excess of the limit of the usury law or any other law applicable to the Loan, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party or parties hereto, be applied to the principal balance of the Loan immediately upon receipt of such monies by the Lender with the same force and effect as though the Borrower had specifically designated, and the Lender had agreed to accept, such extra payments as a principal payment, without premium or penalty. If principal has been fully paid, any such excess amount shall be refunded to the Borrower. This provision shall control over every other obligation of the Borrower and Lender hereunder, under the Mortgage, under the Note, and under every other Loan Document.

                                   ARTICLE IV

                                    PAYMENTS

SECTION 4.1    PAYMENTS REQUIRED BY COLLECTION ACCOUNT AGREEMENT

     The Borrower shall make or cause to be made all payments required to be made by it hereunder, and shall otherwise comply with all provisions in the Collection Account Agreement strictly in accordance with the terms thereof. At least one (1) Business Day prior to the due date therefor, the Borrower shall deposit directly in the Collection Account an amount, if any, which, together with the amounts, if any, to be applied from the Defeasance Account pursuant to
Section 4.3 of this Agreement and the balance then in the Collection Account, shall be sufficient to make, among other payments to be made to or on behalf of the Lender, payments for Administrative Expenses and accrued interest on the Loan. All such deposits shall be credited as provided in the Collection Account Agreement.

SECTION 4.2    PAYMENT DUE ON MATURITY DATE

     On the Maturity Date, Borrower shall deposit, or cause to be deposited, directly into the Mortgage Payment Account an amount, which, together with the amounts, if any, applied from the Defeasance Account pursuant to Section 4.3 of this Agreement and the balance then in the Collection Account and transferred into the Mortgage Payment Account in accordance with the Collection Account Agreement, shall equal the then outstanding principal balance of the Loan, if any, plus interest accrued and unpaid thereon plus any other amounts then due and unpaid by the Borrower under any Loan Document. Upon such payment in full of all amounts described in the preceding sentence, the Lender shall execute or cause to be executed such documents as may be necessary to release and assign to the Borrower all of the Collateral for the Loan.

SECTION 4.3    PREPAYMENT; RELEASE

     (a) On any Monthly Interest Payment Date from and after the First Subject Date or on any of the ten (10) Business Days preceding the Maturity Date, the Loan may be prepaid at the option of the Borrower, in whole or in part (but, if in part, in a principal amount of at least $1,000,000 and in integral multiples of $500,000 in excess thereof), in an amount equal to the principal amount of the Loan being prepaid, together with (i) all accrued but unpaid interest thereon to the Monthly Interest Payment Date on which such principal will be paid to the Lender, (ii) if the date of prepayment is other than one of the ten
(10) Business Days preceding the Maturity Date, the Yield Maintenance Premium with respect to any such prepayment, and (iii) any other amounts then due and unpaid by the Borrower under any of the Loan Documents. The Loan may not be prepaid prior to the First Subject Date.

     (b)  All optional prepayments made by the Borrower pursuant to this
Section 4.3 may be made only if the Lender shall have received written notice of such prepayment from the Borrower at least 15 days prior to the Monthly Interest Payment Date on which such prepayment is to occur (unless a shorter period is acceptable to the Lender).

     (c) Any prepayments of principal shall be made into the Mortgage Payment Account.

     (d) Subject to Section 4.3(a), (b) and (c), the Borrower shall be entitled to a simultaneous release of the Lien created hereunder or under the Loan Documents (the "Release") with respect to any particular Property (the "Discharged Property") only if the amount of principal of the Loan so prepaid by the Borrower (and disregarding for these purposes clauses (i), (ii) and (iii) of Section 4.3(a) hereof) equals or exceeds the Release Amount applicable to such Property. The Borrower shall exercise its rights under this Section 4.3(d) by delivering to the Lender a notice (each, a "RELEASE NOTICE"), executed by a Responsible Officer of the Borrower and prepared and submitted not earlier than 30 days, nor later than 15 days, prior to the proposed release date, which Release Notice shall refer to this Section 4.3(d), describing with particularity the Discharged Property proposed to be covered by the Release, and which Release Notice shall be accompanied by (A) a counterpart of the Release fully executed and acknowledged by all parties thereto other than the Lender, and in form for execution by the Lender, and (B) a calculation describing with particularity the Release Amount (and including therein a calculation of Pre-Release DSCR and Post-Release DSCR) and the Yield Maintenance Premium (including a calculation made in accordance with clause (ii) of the definition of that term) payable with respect to the prepayment of the portion of the Loan being made simultaneously with such release. At the Borrower's request (made a reasonable time in advance of the giving of the Release Notice) and expense, the Lender shall furnish the form of Release with respect to the Discharged Property and any related documentation reasonably necessary to document the Release. Notwithstanding the foregoing, no release of the Lien created hereunder or under the Loan Documents with respect to the Loan shall be made if at the time of the payment of the Release Amount, there shall exist an Event of Default hereunder or under any other Loan Document, unless by the making such prepayment, such Event of Default would be cured.

     (e) The Borrower shall have the right at any time to cause the release of a Discharged Property by partially defeasing the Loan as more particularly described below. The Borrower shall exercise its rights under this
Section 4.3(e) by delivering to the Lender a notice (each, a "Defeasance Notice"), executed by a Responsible Officer of the Borrower and prepared and submitted not earlier than 30 days nor later than 15 days, prior to the proposed release date, which Defeasance Notice shall refer to this Section 4.3(e) describing with particularity the Discharged Property proposed to be covered by the Defeasance Notice, and which Defeasance Notice shall be accompanied by (A) a counterpart of the Release fully executed and acknowledged by all parties thereto other than the Lender, and in a form for execution by the Lender, (B) a calculation describing with particularity the Release Amount (and including therein a calculation of Pre-Release DSCR and Post-Release DSCR) and (C) the Government Obligations to be deposited with the Lender under this
Section 4.3(e). Simultaneously with the receipt of the Government Obligations satisfying the criteria below, the Discharged Property shall be released from the Lien of the Collateral Documents in accordance with the procedures set forth at Section 4(d) and any Insurance and Condemnation Proceeds held in any Proceeds Escrow (as defined in Section 9.16) with respect to such Discharged Property shall be released from such Proceeds Escrow and paid to the Borrower. No such partial defeasance and release of a Discharged Property shall be permitted, however, unless (i) the sum of (x) the aggregate interest payments to be received with respect to such Government Obligations and (y) the scheduled principal payments to be received on such Government Obligations is sufficient to pay (a) on the Maturity Date a portion of the principal amount of the Loan which is equal to the Release Amount applicable to the Discharged Property to be released (the "Applicable Principal Portion"), and (b) on each Monthly Interest Payment Date through and including the Maturity Date, the interest which will be due and payable on such Applicable Principal Portion,
(ii) the Lender shall have received an opinion of independent legal counsel acceptable to the Lender to the effect that the proposed defeasance and release, if consummated, will not be deemed to result in an exchange of the Note or any portion thereof for other property differing materially either in kind or in extent within the meaning of Section 1001 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and (iii) the Lender shall have received a report of a firm of independent certified public accountants (which firm and report shall be reasonably satisfactory to the Lender) concluding that such Government Obligations so deposited with the Lender are sufficient to effect the required defeasance described in clause (i) above. All such Government Obligations shall be deposited in an account (the "Defeasance Account") established by the Borrower with a National Bank or State Chartered Trust Company having authority to hold funds in trust and pledged as additional Collateral to secure the amounts due under this Agreement and the Note, and from and after the date of such deposit of such Government Obligations, the Borrower shall receive a credit on the amounts payable on the Loan hereunder equal to the interest and principal payments on such Government Obligations actually received by the Trustee and deposited in the Mortgage Payment Account in accordance with the Trust Agreement.

                                    ARTICLE V

                        MISCELLANEOUS LENDING PROVISIONS

SECTION 5.1    USE OF PROCEEDS

     The proceeds of the Loan shall be utilized by or on behalf of the Borrower for any purpose permitted under the Borrower's organizational documents. The proceeds of the Loan shall be disbursed in accordance with a letter of direction delivered by the Borrower to the Lender.

SECTION 5.2    MANNER OF PAYMENT

     All payments made hereunder or under the Collection Account Agreement shall be made in accordance with the provisions hereof or thereof without setoff or counterclaim against the Lender and its successors and assigns, in lawful money of the United States of America, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority. Notwithstanding anything to the contrary contained herein, if any U.S. federal, state or local taxes are required by law to be withheld from any payment made hereunder or in respect hereof, the Borrower may withhold from such payment any such taxes without a requirement to make an additional payment in respect thereof hereunder;

PROVIDED, that if the payee provides satisfactory evidence of its exemption from tax (E.G., by providing the Borrower with an IRS Form W-8, W-9, 1001 or 4224 where appropriate), the Borrower will not withhold any such amounts. Pursuant to the intent of this Section 5.2 that payments made hereunder will not be subject to reduction for U.S. withholding taxes, the Lender shall request each Certificateholder to deliver to the Lender two accurate duly completed copies of Forms 1001 and 4224 and W-8 or W-9, as appropriate to establish complete exemption from U.S. withholding tax (including backup withholding tax).

SECTION 5.3    NATURE OF THE OBLIGATIONS

     Anything contained herein to the contrary notwithstanding, no recourse shall be had for the payment of the principal of or interest or premium, if any, or other amounts due on the Note or for any claim based thereon or otherwise in respect thereof against (i) the Borrower or (ii) any officer, director or shareholder of the Borrower, or any of their respective assets, provided, that the foregoing provisions of this paragraph shall not (A)revent recourse to the Collateral or constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Note or any other Loan Document or secured by any Loan Document, and the same shall continue until paid or discharged; (B limit the right of any person to name Borrower or any successor or assign of Borrower as a party defendant in any action or suit for judicial foreclosure of or in the exercise of any other remedy under the Note or under any other Loan Document, so long as no monetary judgment or judgment seeking personal liability, the expenditure of money or the performance of any act requiring the expenditure of money shall be asked for against Borrower or any of its successors or assigns; (C limit or impair, in any manner, any right, remedy or recourse the Lender may have against the Borrower for (i) enforcement of the environmental indemnity set forth in the Environmental Indemnity Agreement, (ii) enforcement of the Representations Agreement, (iii) material misrepresentation or fraud by the Borrower in connection with any Loan Document or in any certificate or other instrument delivered hereunder or thereunder, or (iv) the misappropriation by the Borrower of rents, profits, insurance or condemnation proceeds. Provided, however, that the foregoing subparagraph (B) shall not limit the right to seek a monetary judgment, including a deficiency judgment, or the expenditure of money so long as the enforcement of such judgment and expenditure of such money is limited to rights against the Collateral, and not the Borrower.

SECTION 5.4    SERVICER TO ACT ON BEHALF OF LENDER

     The Borrower and the Lender acknowledge that the rights and obligations of the Lender hereunder and any other Loan Document shall be exercised on behalf of the Lender by the Servicer, and the Borrower shall be entitled to deal with the Servicer in connection with the transactions contemplated by this Agreement. The Servicer shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Collateral), in accordance with this Agreement. The Servicer may resign and a successor Servicer may be appointed in accordance with the terms of the Trust Agreement. Upon the acceptance of any appointment of such a successor to the Servicer, that successor Servicer shall thereupon succeed to and become vested with all the rights, powers and privileges of the Servicer.

                                   ARTICLE VI

                              COLLATERAL DOCUMENTS

SECTION 6.1    COLLATERAL DOCUMENTS

     As collateral security for all amounts payable under the Loan Documents, the Borrower shall execute and deliver to the Lender the Collateral Documents necessary in order to establish for the Lender first priority, perfected liens upon and security interests in the Collateral.

SECTION 6.2    FURTHER DOCUMENTS

     The Borrower agrees to execute and deliver and cause to be executed and delivered to Lender from time to time such confirmatory or supplementary security agreements, financing statements, reaffirmations and consents and such other documents, instruments or agreements as the Lender may reasonably request, to obtain for the Lender the benefit of the Loan Documents and the Collateral.

                                   ARTICLE VII

                       CONDITIONS PRECEDENT TO THE CLOSING

SECTION 7.1    CONDITIONS TO THE LENDER'S OBLIGATIONS AS TO THE CLOSING

     The obligation of the Lender to make the Advance at the Closing is subject to the satisfaction of the following conditions contemporaneously with the
Closing:

     (a) The Borrower shall have delivered or caused to be delivered to the Lender, in form and substance satisfactory to the Lender and its counsel, a duly executed original of this Agreement, the Note and each of the other Loan Documents, each of which shall be in full force and effect;

     (b) The Lender shall have received appropriate organizational documents for the Borrower, SSCI and the Property Manager in form and substance acceptable to the Lender, authorizing the execution and delivery of all Loan Documents required to be delivered by the Borrower and all related documents required to be delivered by SSCI or the Property Manager, as the case may be, and including copies of the organizational documents for the Borrower, SSCI and the Property Manager, certified to be accurate and complete as amended to the Closing Date,

     (c) The Lender shall have received good-standing certificates for the Borrower, SSCI and the Property Manager, in each case certifying that such entity is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except for those jurisdictions where the failure to so qualify would not have a Material Adverse Effect;

     (d) The Lender shall have received a legal opinion or legal opinions of counsel to the Borrower, SSCI and the Property Manager, in form and substance reasonably acceptable to Lender and its counsel and covering such matters as the Lender and its counsel may reasonably request;

     (e) The Lender shall have received certificates evidencing insurance for the Property in amount and scope and with loss payment provisions as required by
Section 9.7 hereof;

     (f)  The Lender shall have received the financial statements referred to in
Section 8.2 and such financial statements shall not have been modified, supplemented, restated or reclassified since the respective dates thereof;

     (g) The Lender shall have received, in form and substance satisfactory to it solvency letters and solvency certificates (including fair saleable value balance sheets), dated as of the Closing Date attesting to the solvency of the Borrower on a stand-alone basis, the adequacy of its capital, in each such case, and its ability to pay its debts, in each such case, as they become due, including Contingent Obligations reasonably expected to come due, in each case after giving effect to the transactions contemplated hereby, from a Responsible Officer of the Borrower;

     (h) The Lender shall have received evidence satisfactory to it in its reasonable discretion that all governmental, shareholder, if any, and third party consents and approvals, necessary in connection with the transactions contemplated by the Loan Documents have been received without any action being taken or threatened by any competent authority that could restrain, prevent or impose any materially adverse conditions upon such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Lender could have any such effect;

     (i) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in writing in any court or before any arbitrator or governmental instrumentality that purports to affect any of the transactions contemplated by the Loan Documents and that could have a Material Adverse Effect on the Note or any of the transactions contemplated by the Loan Documents;

     (j) All expenses payable to the Lender, NSI and their Affiliates in connection with the transactions contemplated hereby shall have been paid or duly provided for in full;

     (k) The representations and warranties of each of the Borrower, SSCI and the Property Manager contained herein and in each of the other Loan Documents to which each is a party, as the case may be, shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such time, and each of the Borrower, SSCI and the Property Manager shall have performed and complied with all covenants and agreements required by this Agreement and the other Loan Documents to which each is a party to be performed or complied with at or prior to the Closing Date. The Lender shall have received certificates from a Responsible Officer of each of the Borrower, SSCI and the Property Manager, dated the Closing Date, to the effect that the conditions specified in this clause (k) with respect to the Borrower, SSCI and the Property Manager have been satisfied;

     (l) The Borrower shall have taken or caused to be taken such actions as may be necessary to issue the endorsements to previous Title Policies and issue new Title Policies each insuring that the Lender has a valid and perfected first priority security interest in the Collateral, subject to no Liens other than Liens which would be permitted pursuant to any of the Collateral Documents. Such actions shall include, without limitation, the delivery pursuant to the Mortgage of UCC financing statements (which shall name the Lender as secured party, in form and substance satisfactory to the Lender) filed to perfect a security interest in all the Mortgaged Property in each office where filing is necessary or appropriate and as otherwise contemplated by the opinions of counsel described in Section 7.1(n); provided, however, that anything contained in this clause (l) to the contrary notwithstanding, it shall not be deemed a failure of the conditions set forth in this clause (l) if any filing or recording shall not have been made provided that, as of the Closing Date, proper financing statements

(Form UCC-1 or equivalent statements on Forms UCC-2), in each case in proper form for filing or recording, have been delivered to the Lender at the Closing;

     (m) The Borrower shall have caused to be delivered to the Lender the following documents and instruments relating to the Collateral Documents to which the Borrower is a party:

          (i) a duly executed counterpart of the Mortgage encumbering the Property, duly executed by the Borrower and acknowledged by the owner or holder of the fee or leasehold estate constituting the Property and otherwise in form for recording in the recording office of each political subdivision where the Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof, including such UCC-1 financing statements described in
Section 7.1(m)(ii). The Borrower shall cause the Mortgage to be recorded in the appropriate recording office as soon as practicable after the Closing;

         (ii) proper financing statements (Forms UCC-1 or equivalent statements on Forms UCC-2) executed and otherwise in form for filing under the UCC in all jurisdictions as may be necessary or, in the reasonable opinion of the Lender, desirable to perfect the Lien created, or purported or intended to be created, by the Mortgage, the Security Agreement and the Collection Account Agreement;

        (iii) evidence of the completion of all recordings and filings of each Mortgage and delivery of such other security and other documents and all other Loan Documents duly executed and in proper statutory form for recording as may be necessary or, in the opinion of the Lender, desirable to perfect the Liens created, or purported or intended to be created, by the Mortgage; provided, however, that (a) with respect to the Property, the Mortgage need not be recorded as of the Closing if the Title Company has issued or committed to issue in respect of the Property the Title Policies and (b) with respect to Collateral other than the Property, delivery to the Lender of proper financing statements (Forms UCC-1 or equivalent statements on Forms UCC-2) in each case in proper form for recording, shall be deemed to be in satisfaction of the provision of this Section 7.1(m)(iii);

         (iv) with respect to the Property of the Borrower, such consents, approvals, amendments, supplements, or other instruments as shall reasonably be deemed necessary or appropriate by the Lender in order for the owner or holder of the fee or leasehold interest, as applicable, to grant the Lien contemplated by the Mortgage with respect to the Property;

          (v) with respect to the Mortgage, policies of title insurance (the "Title Policies") endorsed to show the interest of Lender (or a commitment, dated, recertified and effective as of the Closing) each insuring the Lien of the Mortgage as a valid first mortgage Lien on the Property in amount, form and substance accepted by the Lender at Closing and subject only to Permitted Liens;

(vi) with respect to the Property, policies or certificates of insurance required by Section 9.7 hereof, which policies or certificates shall bear mortgagee endorsements reasonably satisfactory to the Lender;

        (vii) with respect to the Property, evidence of payment to the Title Company of such title premiums and other charges (including, without limitation, the payment of any and all mortgage recording fees and taxes or intangibles or other fees or taxes) required to be paid in connection with issuance of any title insurance policy and the recording of the Mortgage; and

       (viii) unless the Properties are otherwise acceptable to the Lender, evidence reasonably acceptable to Lender of appropriate zoning classifications of the Properties (or issuance of zoning endorsements on the Title Policies) and that no municipal or Code violations exist;

     (n) The Lender shall have received copies of one or more favorable written opinions of counsel with respect to the enforceability and perfection of the security interests contemplated by the Collateral Documents and certain related matters as accepted by the Lender on the Closing Date, dated the date of Closing, which opinions shall cover such other matters as the Lender may reasonably request;

     (o) All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened prior to or simultaneously with the execution, delivery and performance of the Loan Documents and to constitute the same legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, shall have been done and performed and shall have happened in compliance with all applicable laws;

     (p) All opinions, certificates and other instruments required hereunder or under any other Loans Document, and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lender and its counsel. The Lender shall have received copies of all instruments and other evidence as it may reasonably require, with respect to such transactions and the taking of all corporate or partnership proceedings in connection therewith. If any provision of this Agreement requires the certification of the existence or nonexistence of any particular fact or implies as a condition the existence or nonexistence of such fact, then the Lender shall be free to establish to its reasonable satisfaction the existence or nonexistence of any such fact;

     (q) The Lender shall have received all copies of all Environmental Reports described in Section 8.13 and all other documents, assessments or reports prepared by or in possession of the Borrower relating to the Property; provided, however, that the Lender's receipt of such Environmental Reports and other documents shall not be deemed to limit or otherwise adversely affect Borrower's indemnities set forth in this Agreement or in the Environmental Indemnity Agreement;

     (r) SSCI shall have delivered to the Lender the duly executed Guaranty and Indemnification Agreement, which shall be in full force and effect;

     (s) Shurgard shall have delivered to the Lender a duly executed agreement (the "Subordination Agreement") in form and substance satisfactory to the Lender subordinating its rights during the continuance of an Event of Default to receive a portion of its management fees to the payment of amounts due hereunder on the Loan; and

     (t) All conditions precedent to the closing of the transactions contemplated by the Loan Purchase Agreement shall have been satisfied or waived in writing by the party entitled to the benefit thereof, and the closings of the transactions contemplated thereby shall occur simultaneously with the Closing hereunder.

                                  ARTICLE VIII

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     As an inducement to the Lender to enter into the Loan Documents and to make the Advance as provided herein, the Borrower represents and warrants to the Lender, as of the date hereof, that:

SECTION 8.1    DUE AUTHORIZATION

     The Borrower is a limited purpose corporation duly organized and validly existing under the laws of the State of Delaware, with the authority to own and operate its properties, including the Property, enter into the Loan Documents and consummate the transactions contemplated thereby and is qualified to do business under the laws of each jurisdiction in which the ownership, lease or operation of its property or the conduct of its business requires such qualification.

SECTION 8.2    FINANCIAL CONDITION

     (a) The audited statements of earnings and cash flows for the year ended December 31, 1993 (or with respect to the Properties heretofore owned by the partnerships designated No. 2, No. 3 and No. 4 in the Registration Statement (defined below) (the "Fiscal Year Partnerships") the year ended September 30,
1993) (the "Audited Statements") of the Properties reported on by Deloitte & Touche, present fairly, in all material respects, the earnings and cash flows of the Properties for the year ended December 31, 1993 (or September 30, 1993, respectively). The Audited Statements, including the related schedules thereto (if any), have been prepared in accordance with GAAP. There did not exist as of December 31, 1993 (or September 30, 1993, respectively) any Contingent Obligation, or any long-term lease or unusual forward or long-term commitment, with respect to the Properties which is not reflected in the Audited Statements and which has any reasonable likelihood of resulting in a material cost or loss. Except for the transactions described in SSCI's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission registering certain shares of Class A common stock and Class B common stock offered by SSCI in connection with the proposed exchange of such shares and cash for all of the assets, subject to the liabilities of, certain limited partnerships sponsored by Shurgard, during the period from December 31, 1993 to and including the date hereof, there has been no sale, transfer or other disposition of any material part of the Property and no purchase or other acquisition of any business or property by the Borrower (including any capital stock of any other Person) material in relation to the financial condition of the Borrower.

     (b) To the best knowledge of the Borrower, since December 31, 1993, there has been no development or event, which has had a Material Adverse Effect.

     (c) The unaudited statements of earnings and cash flows for the three-month period ended March 31, 1994 (or the six-month period then ended with respect to the Fiscal Year Partnerships) (the "Unaudited Statements") of the Properties, certified by a Responsible Officer of the Borrower have been prepared in accordance with past accounting practices and methods applied with respect to the Properties and in accordance with GAAP and subject to normally recurring year- end adjustments described therein (with no deviations from past accounting practices and methods applied with respect to the Properties and only such deviations from GAAP as are described in such financial statements). There did not exist, as of March 31, 1994, and there does not exist as of the date of this Agreement, any Contingent Obligation which is not reflected in notes to the Unaudited Statements or in the Registration Statement and which would, when aggregated with all Contingent Obligations not so reflected, reasonably have a Material Adverse Effect.

SECTION 8.3    LITIGATION

     No action, arbitration, inquiry, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its assets or properties (a) with respect to this Agreement, the Note, any of the other Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which would have a Material Adverse Effect. Neither the Borrower nor any of its assets or properties is subject to any order, writ, judgment, injunction, decree, detention or award having a Material Adverse Effect.

SECTION 8.4    NO DEFAULTS

     The Borrower is not in default under or with respect to its organizational documents or any of its Contractual Obligations (including without limitation any obligation under leases of all or any part of the Properties) in any respect which would have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. To the best knowledge of the Borrower, there are no defaults existing by tenants under leases of all or any part of the Properties which would have a Material Adverse Effect.

SECTION 8.5    OWNERSHIP AND SUFFICIENCY OF PROPERTY AND SERVICES; LIENS

     (i) Except as previously disclosed in writing to the Lender, the Borrower has good title in fee simple to the Property, and the Property is all of the real property leased or owned, respectively, by the Borrower, (ii) the Borrower has good title to or the right to use all its other material property to the extent sufficient to conduct its business as now being conducted and (iii) none of the Borrower's interests in the Property is subject to any Lien, except Permitted Liens. Without limiting the foregoing, the Borrower has title to, or a valid and enforceable right to use, all the Collateral and each item of Collateral is, as of the Closing, subject to no Liens other than Permitted Liens. The Borrower holds all material licenses, permits, authorizations, certificates of occupancy or operation and similar material certificates and clearances of municipal and other authorities necessary to own and operate its business and the Property in the manner and for the purposes currently operated by such Person other than where the failure to hold any such items would not in the aggregate, have a Material Adverse Effect. Each Property is suitable for its intended purposes and is served by such utilities as are necessary for the proper and efficient operation thereof. There are no actual or, to the best knowledge of the Borrower, threatened or alleged defaults with respect to any material leases of Property under which the Borrower is lessor, sublessor, lessee or sublessee which, singly or in the aggregate, would have a Material Adverse Effect. Borrower has not voluntarily created any lien charge or encumbrance against any Property since March 1, 1994 and to the best of Borrower's knowledge no involuntary lien, charge or encumbrance has been filed, other than the lien of nondelinquent taxes and assessments.

SECTION 8.6    UTILITIES AND ACCESS

     The Property fronts on, is contiguous to, or has access to a physically open all-weather street and is serviced by public or private water and sewer services (or septic tank), electrical power and telephone systems, and access to such street and service by such systems, and any other utility services or other amenities necessary to the operation of the Property are under the direct control of the Borrower, are public property or are available and reach the Property directly, or if property owned by another Person must be crossed to obtain such access or services, there is a valid and enforceable easement (which constitutes part of the Property) permitting such crossing for the benefit of the Property, or the Borrower has a valid and enforceable contractual right (which constitutes part of the Property and which right Borrower will maintain in full force during the term of the Mortgage) to cross the Property for such access or services.

SECTION 8.7    TAXES

     The Borrower has filed or been included in, or caused to be filed all Tax returns which are required to be filed with respect to Taxes for any period on or before the Closing, taking into account any extension of time to file granted to the Borrower, and has paid or caused to be paid all Taxes shown to be due and payable on said returns or on any assessments, proposed assessments or proposed deficiencies made or assessed against it or any of its property and all other Taxes, assessments, fees and other charges that have been asserted by any Governmental Authority (other than any Taxes, assessments, fees or other charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower, as the case may be); provided, however, notwithstanding the foregoing, it is understood that in respect of ad valorem Taxes and other similar local real estate Taxes imposed on the Borrower for periods prior to the Closing, the Borrower (i) has paid such Taxes prior to the delinquency thereof or (ii) will have paid such Taxes as of the Closing. There are no Tax Liens on the Borrower's assets as a result of any Tax liabilities except for Taxes not yet due and payable.

SECTION 8.8    FEDERAL REGULATIONS

     No part of the proceeds of the Loan have been or will be used for any purpose which violates the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

SECTION 8.9    ERISA

     The Borrower is not a party to any pension or other retirement plan or Multiemployer Plan.

SECTION 8.10   INVESTMENT COMPANY ACT; OTHER REGULATIONS

     The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than margin regulations) which limits its ability to incur Indebtedness. Except as required pursuant to the Securities Act, the Exchange Act and State securities laws, the Borrower is not subject to any Federal or State law or regulation limiting its ability to issue and perform its obligations under the Note or the other Loan Documents.

SECTION 8.11   NO SUBSIDIARIES

     The Borrower does not own, directly or indirectly, any stock, partnership interest, joint venture or other security, investment or interest in any other corporation, organization or entity.

SECTION 8.12   USE OF PROCEEDS

     The proceeds from the Loan have been and will be utilized by or on behalf of Borrower only for purposes permitted under the Borrower's organizational documents, which purposes are contemplated to be as set forth on Schedule 5.1.

SECTION 8.13   ENVIRONMENTAL MATTERS

     Except to the extent specifically disclosed in the Environmental Reports,

     (a) (i) the Borrower is in compliance with the provisions of all Environmental Laws relating to its business, operations, properties, assets, the Property, and the ownership, use, control, management, operation or occupancy thereof, where the failure to be in such compliance would have, singly or in the aggregate, a Material Adverse Effect; (ii) neither the Borrower, nor to the best knowledge of the Borrower any of the Properties has violated or, to the best knowledge of the Borrower, has been alleged by any Governmental Authority or, to the best knowledge of the Borrower, by any third party to be in violation of, or has been subject to any administrative or judicial proceeding pursuant to, any applicable Environmental Law, which would have, singly or in the aggregate, a Material Adverse Effect; (iii) the Borrower is not subject to any liability under any Environmental Law, which liability could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect; (iv) to the best knowledge of Borrower, there are no facts or circumstances which could form the basis for the assertion of any claim against the Borrower relating to any Environmental Law including, but not limited to, any claim arising from past or present practices on, at or from the Borrower's business, operations, property, assets, the Property, and the ownership, use, control, management, operation or occupancy thereof, asserted under any Environmental Law, which would have, singly or in the aggregate, a Material Adverse Effect; (v) there is no asbestos contained in or forming part of any building component, structure or office space at any of the Properties, where the presence of such asbestos would have, singly or in the aggregate, a Material Adverse Effect; and (vi) no polychlorinated biphenyls ("PCBs") are used, stored or released at any of the Properties where the presence of such PCBs would have, singly or in the aggregate, a Material Adverse Effect. "Environmental Law" means and includes the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA" or the Federal Superfund Act), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section Section 9601-9675; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; The Clean Water Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.
Section 136 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section Section 2601-2671; all as the same may be from time to time amended and any regulations now or hereafter promulgated thereunder; and any and all other federal, state, county, municipal, local and other statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, permits, licenses, or other governmental restrictions or requirements and the common law which may from time to time relate to or deal with protection of human health, pollution or the environment, including without limitation all regulations promulgated by a regulatory body pursuant to any such statute, law or ordinance. "Hazardous Material" means asbestos, urea formaldehyde, PCBs, nuclear fuel or materials, chemical waste, radon, radioactive materials, explosives, known carcinogens, petroleum products (including crude oil) and any other dangerous, toxic, or hazardous pollutant, contaminant, chemical, material or substance defined as hazardous or as a pollutant or contaminant in, or the release or disposal of which is regulated by, any Environmental Law.

     (b) There have been no discharges, emissions or releases of Hazardous Material at, on, upon, under, into or from the Borrower's business, operations, properties, assets, the Property and the ownership, use, control, management, operation or occupancy thereof, which would have, singly or in the aggregate, a Material Adverse Effect.

     (c) To the Best Knowledge of the Borrower, there have been no discharges, emissions or releases of Hazardous Material at, on, upon, under, into or from any business, operations or real property in the vicinity of any Property which would have, singly or in the aggregate, a Material Adverse Effect.

     (d) To the best knowledge of the Borrower, there are no underground or aboveground storage tanks located at the Property, nor have any such storage tanks been removed or decommissioned from or at the Property, nor, to the best knowledge of the Borrower, are there any said tanks located in the vicinity of the Property from which there has been a release or threatened release. To the extent storage tanks exist on or under the Property, such storage tanks have been duly registered with all appropriate regulatory and governmental bodies and otherwise are in compliance with applicable Federal, state and local statutes, regulations, ordinances and other regulatory requirements.

     (e) The Property is not listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both as promulgated under CERCLA, or on any comparable state or local list, and neither the Borrower nor any of its Affiliates has received any notification of potential or actual liability or any request for information pursuant to any Environmental Law, including, without limitation, CERCLA or RCRA, or any comparable state or local Environmental Law.

     (f) The Borrower has made available to the Lender true, complete and correct copies or results of any reports, studies, analyses, tests or monitoring prepared since August 1993 in the possession of or initiated by the Borrower pertaining to the existence of Hazardous Materials or any other concerns under the Environmental Laws relating to the Property, or pertaining to compliance with or liability under the Environmental Laws, including, without limitation, the Environmental Reports set forth in Exhibit B.

SECTION 8.14   ACCURACY AND COMPLETENESS OF INFORMATION

     All information heretofore or contemporaneously furnished by or on behalf of the Borrower (including, without limitation, all information contained in any of the Loan Documents and the annexes and schedules thereto) is true and accurate in all material respects (or, in the case of any material containing projections of future performance, have been prepared in good faith based on assumptions believed to be reasonable) on the date as of which such information is dated or certified and not incomplete by omitting to state anything material which was necessary to make such information not misleading at such time taken together with all other information provided to the Lender.

SECTION 8.15   SECURITY INTERESTS

     On and after the date of execution and delivery thereof, each of the Collateral Documents creates or will create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral, which Lien, upon the filing or recording with the appropriate offices or agencies of the financing statements referred to in the proviso to the next following sentence, shall be a first priority Lien subject only to Permitted Liens. No filings or recordings are or will be required in order to perfect the Liens created under the Collateral Documents except for filings or recordings which on or before the date of execution and delivery of any of such Collateral Documents will have been made; provided, however, that (a) with respect to the Property, no failure to record any Mortgage as of the Closing shall be deemed a breach of this Section 8.15 if the Title Company has issued or committed to issue in respect of the Property a policy of title insurance complying with the provisions of Section 7.1(m)(v) and
(b) with respect to Collateral other than Property, no failure to record or file any financing statement as of the Closing shall be deemed a breach of this
Section 8.15 if proper financing statements (Forms UCC-1 or equivalent statements on Forms UCC-2), in proper Form for recording, have been delivered to the Lender at the Closing.

SECTION 8.16   AUTHORIZATION AND EXECUTION

     The execution, delivery and performance by the Borrower of each of the Loan Documents and the issuance by the Borrower of the Note have been duly and validly authorized and are within the corporate powers of the Borrower. Each of the Loan Documents has been duly executed and delivered by it and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes its legal, valid and binding agreement, enforceable against it in accordance with it terms, except that rights to indemnity and contribution thereunder may be limited by federal or state law and such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles (regardless of whether enforcement is sought in equity or at law). When executed and delivered by the Borrower against payment therefor in accordance with the terms hereof, the Note will constitute a valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 8.17   GOVERNMENTAL AND REGULATORY AUTHORIZATION

     The execution and delivery by the Borrower of each of the Loan Documents did not and will not, and the consummation and performance of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or other action by or in respect of, or filing with, any Governmental Authority except (i) such actions or filings that have been undertaken or made prior to the Closing and that will be in full force and effect on and as of the Closing or which are not required to be filed on or prior to the Closing and (ii) where failure to obtain such consent, approval, authorization or other action or to make such filing would not have a Material Adverse Effect.

SECTION 8.18   CONTRAVENTION

     The execution and delivery by the Borrower of the Loan Documents did not and will not, the issuance of the Note by the Borrower will not, and the consummation and performance of the transactions contemplated hereby and thereby will not, contravene or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under or violation of, or with respect to clauses (ii) and (iii), below, require the consent of any Person (other than consents already obtained or consents not required to be obtained prior to the Closing) under or, in the case of clause (iii) below, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien, charge or other encumbrance on the assets or properties of the Borrower pursuant to (i) any provision of applicable law or regulation, (ii) the organizational documents of the Borrower or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, judgment, injunction, order, decree or other instrument binding upon it or any of its assets or properties, the violation of which would have a Material Adverse Effect or result in the creation or imposition of any material Lien on any asset of the Borrower except pursuant to or as permitted or contemplated by the terms hereof.

SECTION 8.19   REPRESENTATIONS IN OTHER LOAN DOCUMENTS

     Each of the representations and warranties of the Borrower set forth in any of the other Loan Documents is true and correct on the date hereof and will be true and correct at the Closing as if made on and as of the date hereof, or, at and as of the

Closing, and are hereby incorporated herein by this reference with the same effect as though set forth in their entirety herein.

SECTION 8.20   SOLVENCY

     None of the transactions contemplated hereby will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of the Borrower, and the Borrower, on the Closing Date, will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Collateral Documents. On the Closing Date, the Borrower will be solvent and will not be rendered insolvent by any of the transactions contemplated hereby. The Borrower is able to pay its debts as they become due, in each case after giving effect to the transactions contemplated hereby, including Contingent Obligations reasonably likely to come due.

SECTION 8.21   DELINQUENT PROPERTY LIENS

     Except as shown in the Title Policies, to the Best Knowledge of the Borrower there is no delinquent tax, sewer rent, water charge, assessment or other outstanding charge against the Property, or any part thereof, and there are no mechanics' or similar Liens or, to the Borrower's knowledge, claims for overdue payment for work performed by or on behalf of the Borrower, labor or material affecting the Property which are or could become Liens prior to, or equal with, the Lien of the applicable Mortgage and, except as previously disclosed in writing to the Lender or as set forth in the Title Policies, there are no mechanics' or similar Liens affecting the Property which have not been insured or endorsed over by the Title Company issuing the Title Policies.

SECTION 8.22   INSURANCE

     All buildings constituting part of the Property are insured in accordance with the terms of this Agreement and the Borrower is as of the date hereof not in default under any such policy and the Borrower has not as of the date hereof received any notice of the cancellation or termination thereof.

SECTION 8.23   IMPROVEMENTS

     Except as disclosed in the Title Policies and surveys delivered to the Lender, to the best knowledge of the Borrower all Improvements (as such term is defined in the Mortgage) lie wholly within the boundary and building restriction lines of the Property and no improvements on adjoining property encroach upon the Property in any respect so as to materially and adversely affect the market value of the Property.

SECTION 8.24   CASUALTY; CONDEMNATION

     The Property is free of material damage and waste and, except as set forth in the Title Policies, there is no proceeding pending or, to the best of the Borrower's knowledge, threatened, for the total or partial condemnation or taking by eminent domain thereof.

SECTION 8.25   ZONING AND OTHER LAWS

     Except as disclosed in the Title Policies or Zoning Certificates, heretofore delivered to the Lender, to the best knowledge of the Borrower, the Property and the use thereof, separate and apart from any other property, constitutes a legal and conforming use under applicable zoning regulations and complies in all material respects with all applicable Requirements of Law and with all applicable covenants, conditions and restrictions, the non-compliance with which could materially and adversely affect the marketability of the Property. Since March 1, 1994, the Borrower has not initiated or otherwise sought any, and to the Best Knowledge of the Borrower there has been no, change in building or zoning laws and regulations which could have a material adverse effect on the value or marketability of any Property affected thereby.

SECTION 8.26   PERMITS

     Except as disclosed in the Zoning Certificates, to the best knowledge of the Borrower, the Borrower has received all permits and governmental approvals necessary or required to own and operate the Property in the manner currently operated, including permits relating to Hazardous Substances, other than any such permit or approval for which the failure to obtain would not have a Material Adverse Effect on the ownership, operation or market value of the Property. Each such permit is in full force and effect and the Borrower has not received any notice of violation or revocation thereof. No other permits are required from any governmental entity in order to operate the Property as they are now operated.

SECTION 8.27   CERTIFICATES OF OCCUPANCY

     The Borrower has not received any notice of actual or threatened cancellation or suspension of any certificates of occupancy for any portion of the Property.

SECTION 8.28   ASSESSMENTS

     The Borrower has not received any notice of actual or pending special assessments or reassessments of the Property, which is not reflected in the Title

Policies or in financial information previously provided to the Lender and which would have a Material Adverse Effect.

SECTION 8.29   RIGHTS OF OTHERS TO PURCHASE PROPERTY

     The Borrower has not entered into any contracts for the sale of the Property, nor are there any rights of first refusal or options to purchase the Property.

SECTION 8.30   CORPORATE ACTIVITIES

     The Borrower (i) has at least one director who is not an Affiliate and is otherwise independent of the Borrower and its Affiliates (but who may also be an independent director of SSCI), (ii) observes all corporate formalities, including keeping its own separate books and records, having its own bank accounts and keeping its funds separate from the funds of its sole shareholder, holding periodic meetings of its Board of Directors, and having officers who (when acting in their capacity as officers of such corporation) act in such corporation's best interest, (iii) is able to fund from its own assets (including its initial working capital reserve) all of its activities and expenses, and (iv) has no authority to borrow (except as permitted hereby). The Certificate of Incorporation and Bylaws of the Borrower provide that the Board of Directors of the Borrower will at all times consist of at least one
(1) director who is not an Affiliate and is otherwise independent of the Borrower and its Affiliates (but who may also be an independent director of SSCI) (the "Independent Director"). The Certificate of Incorporation and Bylaws of the Borrower also provide that a majority vote of all of the directors (including the vote of the Independent Director) of the Borrower is necessary for (x) any merger or consolidation, (y) any voluntary bankruptcy filing and any declaration of insolvency for any purpose for the Borrower, or (z) any amendment of the Borrower's Certificate of Incorporation or Bylaws. The Certificate of Incorporation and the Bylaws of the Borrower provide that the election of the Independent Director is subject to the Lender's approval.

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

     The Borrower hereby covenants and agrees that, so long as the Loan remains unpaid or any other amount is owing to the Lender, it shall:

SECTION 9.1    FINANCIAL STATEMENTS; OTHER INFORMATION

     Furnish or cause to be furnished to the Lender and the Servicer:

     (a) a year-end balance sheet and statement of net operating income for the Borrower (including the Properties owned by the Borrower) audited by Deloitte & Touche or another independent public accounting firm reasonably acceptable to the Lender not later than ninety (90) days after the end of the Borrower's fiscal year;

     (b) an unaudited balance sheet and statement of net operating income for the Borrower (including the Properties owned by the Borrower) as of the end of each quarter other than the last fiscal quarter in any fiscal year, certified by the President or Chief Financial Officer of the Borrower and by the President or Chief Financial Officer of SSCI to be accurate and complete and to reflect fairly the financial condition and results of operations of the Borrower for the relevant period in accordance with GAAP consistently applied, as soon as available and in any event not later than forty-five (45) days after the end of each calendar quarter;

     (c) unaudited year-end individual Property-by-Property statements of net operating income (including occupancy rates and the number of rentable square feet at year-end and as of the date of furnishing such information) certified by the President or Chief Financial Officer of the Borrower and by the President or Chief Financial Officer of SSCI to be accurate and complete not later than the date by which the year-end financial information described in clause (a) above is due;

     (d) for so long as any of the Certificates remain outstanding and are "restricted securities" as defined in Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"), furnish to any Certificateholder or any prospective purchaser of Certificates designated by such Certificateholder, upon request, the information applicable to an issuer of securities specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act;

     (e) promptly, such additional financial and other information, including, without limitation, information regarding the Property as the Lender may from time to time reasonably request; provided, however, that any such information
(i) shall be provided on a confidential basis, and/or (ii) need not be provided if to do so would violate any Requirement of Law;

     (f) promptly upon submission to the Securities and Exchange Commission any public filings relating to the Borrower or SSCI; and

     (g) promptly upon any officer of the Borrower obtaining knowledge (i) of any condition or event which constitutes an Event of Default, (ii) that any Person has given notice to the Borrower or taken any other action with respect to a claimed Default or Event of Default or (iii) of a Material Adverse Effect, a certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of such claimed Default or Event of Default, or Material Adverse Effect, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

provided, however, that the Borrower shall continue to furnish the information described in this Section 9.1 to Nomura Asset Capital Corporation ("NACC") notwithstanding any sale or assignment of NACC's right, title and interest in the Loan or this Agreement to the Trustee.

SECTION 9.2    MAINTENANCE OF EXISTENCE AND PROPERTY

     Preserve and maintain its existence, its business as presently conducted and all other rights, privileges and franchises necessary in the normal conduct of said business, keep its properties useful or necessary in its business in good working order and condition, and from time to time make all needed repairs, renewals and replacements thereto, maintain the Property in substantially the same condition, ordinary wear and tear excepted, as they are in at the date of this Agreement, and operate the Property in substantially the same manner as they are being operated at the date of this Agreement; provided, that (i) to the extent the Property Manager performs these obligations pursuant to the terms of the Property Management Agreement, such performance shall be deemed to satisfy the Borrower's obligations under this Section 9.2 and (ii) in the event and to the extent the Property suffers an insured loss, application of insurance proceeds related thereto in accordance with the terms of this Agreement shall be deemed to satisfy the Borrower's obligations under this Section.

SECTION 9.3    INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS

     (i) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) upon reasonable notice, permit representatives of the Lender and its respective agents and regulatory authorities to visit and inspect the Property and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by the Lender and to discuss the business, operations, properties and financial and other conditions of the Borrower with the Responsible Officers of the Borrower and with its independent certified public accountants; provided, that the Lender receiving any such information shall be bound by appropriate confidentiality requirements; and to the extent the Property Manager performs the obligations set forth in clause (i) pursuant to the terms of the Property Management Agreement, such performance shall be deemed to satisfy the Borrower's obligations under clause (i) of this Section 9.3.

SECTION 9.4    NOTICES

     Give prompt written notice to the Lender of (a) any claims, proceedings or disputes (whether or not purportedly on behalf of the Borrower) against, or to the Borrower's knowledge, threatened or affecting the Borrower which, if adversely determined, would have a Material Adverse Effect or which involve in the aggregate monetary amounts in excess of $1,000,000 other than claims fully covered by insurance; (b) any proposal by any public authority to acquire the Property or any portion thereof; and (c) the occurrence of any Default or Event of Default.

SECTION 9.5    [RESERVED]

SECTION 9.6    LOAN DOCUMENTS

     Comply with and observe all terms and conditions of the Loan Documents.

SECTION 9.7    INSURANCE

     (a) CASUALTY INSURANCE. The Borrower will keep the Property insured for the benefit of the Lender as follows:

          (i) against damage or loss by fire and such other hazards (including, without limitation, earthquake, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, malicious mischief, aircraft, vehicle and smoke) as are covered by the broadest form of extended coverage endorsement available from time to time, in an amount not less than the Full Insurable Value (as defined in subsection (h) of this Section 9.7) of the Improvements and personal property, with a deductible or self-insured retention amount not to exceed $50,000;

         (ii) business interruption/rent loss insurance in an amount equal to twelve months proforma stabilized rent for all perils for the Property;

        (iii) against any damage or loss by flood if the Property is located in an area identified by the Secretary of Housing and Urban Development or any successor thereof as an area within a 100 year flood plain or having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented or replaced from time to time, on such basis and in such amounts as shall be required by the Lender;

         (iv)  against damage or loss from (i) sprinkler system leakage and
(ii) boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping and similar apparatus, on such basis and in such amounts as shall be required by the Lender; and

          (v) during the period of any construction or replacement of improvements to the Property, builder's completed value risk insurance coverage insuring against all risks of physical loss, including collapse and transit coverage, during construction of any improvements, in non-reporting form, covering the total value of work performed and to be performed and equipment, supplies and materials furnished or to be furnished. The policy providing such coverage shall contain the "permission to occupy upon completion of work or occupancy" endorsement.

     (b)  LIABILITY INSURANCE.  The Borrower shall procure and maintain:

          (i) comprehensive general liability insurance covering the Borrower and the Lender against claims for bodily injury or death or property damage occurring in, upon or about the Property or resulting from or involving the Property, or any street, drive, sidewalk, curb or passageway adjacent to the Property, in standard form and with such company or companies and in such amounts as may be acceptable to the Lender, which insurance shall include blanket contractual liability coverage which insures contractual liability under the indemnification set forth in Section 13.7 hereof (but such coverage or the amount thereof shall in no way limit such indemnification); and

         (ii) during the period of any construction, restoration or replacement of improvements to the Property, the Borrower shall insure against loss from damage or injury caused by such construction, restoration or replacement with additional coverage by obtaining (1) comprehensive public liability insurance (including coverage for elevators and escalators, if any) on an "occurrence basis," for personal injury claims, including, without limitation, bodily injury, death or property damage occurring in, upon, or about the improvements being constructed, restored or replaced and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection with a limit satisfactory to the Lender with respect to personal injury or death to any one or more persons or damage to property; and (2) worker's compensation insurance (including employer's liability insurance if requested by the Lender) for all employees of the Borrower and any employees of any contractor, materialman or other person or firm engaged in construction on or with respect to the Property and improvements to the Property in such amount as is satisfactory to the Lender, or, if such amounts are established by law, in such amounts.

     (c) OTHER INSURANCE. The Borrower shall procure and maintain such other insurance or such additional amount of insurance as may be required under any lease or agreement affecting the Property and, at the Lender's request, will procure and maintain such other insurance or such additional amounts of insurance, covering the Borrower or the Property, as Lender shall from time to time require, in the exercise of its reasonable business judgment in light of the commercial real estate practices existing at the time the insurance is issued and in the place where the Property is located.

     (d) FORM OF POLICY. All insurance required under this Section 9.7 shall contain a noncontributory standard mortgage clause in favor of the Lender, shall be fully paid for, nonassessable and the policies therefor shall contain such provisions, endorsements and expiration dates, as the Lender shall from time to time request, and shall be in such form, content and amounts, and be issued by such insurance companies doing business in the respective states where the Properties are located as are satisfactory to the Lender. Without limiting the foregoing, all such policies shall contain a waiver of subrogation endorsement and a replacement cost endorsement. All such policies shall provide that the same shall not be cancelled, amended or materially altered (including by reduction in the scope or limits of coverage) without at least thirty (30) days' prior written notice to the Lender. If a policy required under this Section 9.7 contains a coinsurance clause, such policy shall include a "stipulated value" or "agreed amount" endorsement.

     (e) DUPLICATE ORIGINALS OR CERTIFICATES. Duplicate original policies evidencing the insurance required under this Section and any additional insurance which shall be taken out on the Property by or on behalf of the Borrower shall be deposited with and held by the Lender and, in addition, the Borrower will deliver to the Lender (i) receipts evidencing payment of all premiums thereon and (ii) duplicate original renewal policies or a binder thereof with evidence satisfactory to the Lender of payment of all premiums thereon, at least thirty (30) days prior to the expiration of each such policy. In lieu of the duplicate original policies provided herein to be delivered to the Lender, the Borrower may deliver an underlier of any blanket policy together with original certificates from the issuing insurance company evidencing that such policy is in full force and effect and containing information which, in the Lender's reasonable judgment, is sufficient to allow the Lender to determine whether such policy complies with the requirements of this Section.

     (f) NO SEPARATE INSURANCE. The Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this Section 9.7 unless endorsed in favor of the Lender in accordance with the requirements of this Section 9.7 and otherwise approved of the Lender in all respects.

     (g) TRANSFER OF TITLE. In the event of foreclosure or other transfer of title or assignment of the Property in extinguishment, in whole or in part, of Borrower's obligations hereunder and under the Note and other Loan Documents, all right, title and interest of the Borrower in and to all policies of insurance required under this Section 9.7 or otherwise then in force with respect to the Property and all proceeds payable thereunder and the unearned premiums thereon shall immediately vest in the purchaser or other transferee of the Property.

     (h) REPLACEMENT COST. For purposes of this Section 9.7, the term "Full Insurable Value" shall mean the actual cost of replacing the property in question, without allowance for depreciation, as determined from time to time (but not more often than once every calendar year) by the Lender.

     (i) APPROVAL NOT WARRANTY. No approval by the Lender of any insurer shall be construed to be a representation, certification or warranty of its solvency and no approval by the Lender as to the amount, type or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.

SECTION 9.8    [RESERVED]

SECTION 9.9    COMPLIANCE WITH LAWS

     Comply and cause the Property to comply with all Requirements of Law, other than those which are being contested in good faith by appropriate proceedings, and as to which the Borrower has notified the Lender and as to those which would have a Material Adverse Effect, the Borrower has posted a good and sufficient irrevocable surety bond with no recourse to the Collateral. To the extent the Property Manager performs these obligations pursuant to the terms of the Property Management Agreement, such performance shall be deemed to satisfy the Borrower's obligations under this Section 9.9.

SECTION 9.10   COOPERATION

     Execute and deliver to the Lender upon reasonable request, any and all instruments, documents and agreements and do or cause to be done from time to time any and all other acts reasonably deemed necessary or desirable by the Lender to effectuate the provisions and purposes of the Loan Documents.

SECTION 9.11   PROPERTY MANAGEMENT AGREEMENT

     Observe and perform all terms and conditions of the Property Management Agreement on Borrower's part to be performed, and take all other actions necessary to keep the Property Management Agreement in full force and effect, provided, however that (x) (i) upon the occurrence and during the continuation of an Event of Default, or (ii) in the event that Net Operating Income for any four consecutive fiscal quarters following the Closing Date is less than $15,030,600 (the "Trigger Amount"), and (y) if the Lender shall instruct the Borrower to terminate the Property Management Agreement and/or Advisory Agreement in respect of the Properties and remove the Property Manager and designate a replacement Property Manager, then the Borrower shall so terminate the Property Management Agreement and/or Advisory Agreement in respect of the Properties and remove the Property Manager and appoint such replacement; provided, however, that the Trigger Amount shall be reduced in the event any Property is released from the Lien of the Mortgage, by an amount equal to the Trigger Amount multiplied by a fraction, the numerator of which is the Mortgage Amount of the Property so released and the denominator of which is $122,580,000. The Lender's right, but not obligation, to give a termination instruction described in clause (y) above shall be exercisable in its sole discretion after taking into consideration, among other things, the extent to which any such decline in Net Operating Income is attributable to general market conditions and/or management by the Property Manager. If the Property Management Agreement is terminated in respect of the Properties for any reason, the replacement property management company shall be selected by the Lender, and the senior manager(s) thereof shall have had not less than five (5) years' experience in the management of properties in the nature of the Property and shall be reasonably acceptable to the Lender. The property management agreement for such replacement property manager shall be reasonably acceptable to the Lender and said replacement property manager shall assume all of the obligations of the Property Manager under the Collection Account Agreement and all other documents to which the original Property Manager was a party, pursuant to an assumption agreement in Form and substance satisfactory to the Lender.

SECTION 9.12   LIENS

     Remove or cause to be removed all Liens on the Property, with the exception of Permitted Liens and any other Liens permitted under this Agreement, other than those which are being contested in good faith by appropriate proceedings, and as to which the Borrower has notified the Lender and as to which, if required by the Lender in its reasonable discretion, the Borrower has posted a good and sufficient irrevocable surety bond without recourse to the Collateral.

SECTION 9.13   TAXES

     Promptly pay and discharge all lawful taxes, sewer rents, water charges, assessments and other governmental charges or levies imposed upon the Borrower or upon its income or profit or upon the Property, either real, personal or mixed, other than those which are being contested in good faith by appropriate proceedings and as to which the Borrower has notified the Lender and as to which, if required by the Lender in its reasonable discretion, the Borrower has posted a good and sufficient irrevocable surety bond without recourse to the Collateral.

SECTION 9.14   OTHER AGREEMENTS

     Comply with all other agreements to which the Borrower is a party, whether related to the Property, the Loan Documents or otherwise, other than
(i) agreements or obligations thereunder being contested in good faith by appropriate proceedings and for which appropriate provision has been made or
(ii) agreements the non-compliance with which would not have a Material Adverse Effect.

SECTION 9.15   SPECIAL ASSESSMENTS

     Use its best efforts to cause all payment obligations for real property special assessments to be spread over the maximum terms permissible.

SECTION 9.16   INSURANCE AND CONDEMNATION PROCEEDS

     (a) If all or any part of any Property shall be damaged or destroyed by an insured risk; or if all or any part of any Property shall be taken by eminent domain (or conveyed in lieu of such taking) then the proceeds of either such event ("Insurance and Condemnation Proceeds"): (i) if such proceeds in respect of a single Property are less than $300,000, shall be paid to the Borrower for application by the Borrower in accordance with Section 9.16(c), or (ii) if such proceeds in respect of a single Property are equal to or greater than $300,000, shall promptly be deposited by the Borrower into a separate Proceeds Escrow Account ("Proceeds Escrow") to be established by the Borrower with a title insurance company licensed to do business in the State where such Property is located, or with a National Bank or State Chartered Trust Company having authority to hold funds in trust (the "Proceeds Trustee") and held in such Proceeds Escrow pending application in accordance with this Section 9.16. The Proceeds Escrow shall be pledged as additional Collateral to secure the amounts due under this Agreement and the Note. If the Borrower shall fail to deposit any Insurance and Condemnation Proceeds in a Proceeds Escrow as provided in this
Section 9.16, the Lender shall be authorized and empowered (but not obligated or required) to make proof of loss, to settle, adjust or compromise any claims for loss, damage or destruction or condemnation and to collect and receive all Insurance and Condemnation Proceeds on behalf of the Borrower and deposit them into the Proceeds Escrow.

     (b) All Insurance and Condemnation Proceeds shall be disbursed by the Proceeds Trustee (i) first to pay or reimburse the Lender and the Servicer for all costs and expenses, including but not limited to court costs and attorneys' fees, incurred by the Lender and the Servicer in connection with the collection, investment and disbursement of the Insurance and Condemnation Proceeds;
(ii) second, to pay the cost and expenses of the Proceeds Trustee; (iii) third, to pay the costs of repair, replacement or restoration of such Property to the extent permitted or required hereunder; and (iv) fourth, any excess of the Insurance and Condemnation Proceeds over the sum of amounts disbursed pursuant to clauses (i), (ii) and (iii) of this sentence shall be retained in the Proceeds Escrow as additional Collateral to secure the amounts due under this Agreement and the Note; provided, however, upon the completion of the repair, restoration or replacement of the Casualty Loss Property (defined below) in accordance with Section 9.16(c), any such excess Insurance and Condemnation Proceeds shall be paid to the Borrower.

     (c) Except if and to the extent the Borrower has substituted additional collateral for the Casualty Loss Property pursuant to Section 9.16(f), the Borrower shall be required to repair, replace or restore any Property which has been damaged or destroyed or taken by eminent domain (or conveyed in lieu of such taking) (a "Casualty Loss Property") to the same income producing potential as existing immediately prior to the damage, destruction or condemnation.

     (d) Any Insurance and Condemnation Proceeds disbursed pursuant to clause (iii) of Section 9.16(b) to pay the costs of repair, replacement or restoration of a Casualty Loss Property shall be so disbursed pursuant to written authorization from the Servicer only after the Borrower shall have certified to the Lender and the Servicer that all such repair and restoration has been completed, that the Casualty Loss Property so damaged has been restored to substantially the same income producing potential as existed prior to damage, destruction or condemnation and that all bills for such costs have been paid in full. If the Borrower shall (i) fail to commence to repair, replace or restore a Casualty Loss Property within a reasonable period after damage or destruction of such Casualty Loss Property, or (ii) shall notify Lender that pursuant to
Section 9.16(f) it will not repair, replace or restore such Casualty Loss Property, or (iii) shall fail to give, or shall notify Lender that it will not give, the certification described in the preceding sentence of this
Section 9.16(d), then no portion of the Insurance and Condemnation Proceeds shall be disbursed to the Borrower pursuant to clause (iii) of Section 9.16(b), but instead the full amount of such Insurance and Condemnation Proceeds (other than amounts disbursed pursuant to clauses (i) and (ii) of Section 9.16(b)) shall be retained in the Proceeds Escrow as additional Collateral to secure the amounts due under this Agreement and the Note. The Lender and the

Proceeds Trustee shall have the right to require proof of payment to third parties, including waivers of any mechanics or materialmen liens.

     (e) Any proceeds of rent loss or business interruption insurance shall not constitute Insurance and Condemnation Proceeds, but shall be deposited into the Collection Account.

     (f) Anything to the contrary in this Section 9.16 notwithstanding, in the event of any damage, destruction or taking with respect to a particular Property such that either (i) the estimated cost to repair, replace or restore such Property exceeds $500,000 or (ii) the Borrower shall not be able to certify that upon completion of all repair and restoration the Casualty Loss Property will have been restored to substantially the same income producing potential as existed prior to damage, destruction or condemnation and that all bills for such costs have been paid in full, then in lieu of repair, replacement or restoration of such Property the Borrower shall have the right to provide, in substitution for such Casualty Loss Property, additional collateral for the Loan acceptable to the Lender and the Servicer, which acceptance shall not be unreasonably withheld, having value and Net Operating Income comparable to the Casualty Loss Property; provided, however, no such substitution of additional collateral shall be permitted unless (I) no Default or Event of Default shall have occurred and then be continuing, (II) the Borrower shall have delivered to the Trustee and the Servicer written certification from the Rating Agency that the ratings then in effect with respect to the Certificates shall not be lowered or withdrawn as a result of the substitution of the additional collateral, (III) the Borrower shall have obtained an opinion of independent legal counsel acceptable to the Lender to the effect that the substitution of such additional collateral will not be deemed to result in an exchange of the Note or any portion thereof for other property differing materially either in kind or in extent within the meaning of Section 1001 of the Code and the regulations thereunder, and (IV) the Borrower shall have satisfied the requirements of Section 7.1(m) and (q) of this Agreement with respect to such Property. Such additional collateral and the requirements for securing the same shall be subject to the consent of the Lender and the Servicer, which may not be unreasonably withheld. Upon the provision of additional collateral meeting the foregoing requirements, the Lender shall release from the Lien of the Collateral Documents the Casualty Loss Property in respect of which substitution is being made in accordance with the procedures set forth in Section 4(d) and any Insurance and Condemnation Proceeds held in any Proceeds Escrow with respect to such Casualty Loss Property shall be released from such Proceeds Escrow and paid to the Borrower.

SECTION 9.17   PRIOR KNOWLEDGE

     The Borrower shall fully perform all of its obligations under Sections 9.9 and 9.13 hereof irrespective of any lack of knowledge as of the date of this Agreement of any noncompliance with or other unperformed obligation under such Sections.

                                    ARTICLE X

                               NEGATIVE COVENANTS

SECTION 10.1   NEGATIVE COVENANTS

     The Borrower hereby agrees that, as long as the Loan remains unpaid or any other amount is owing to the Lender under any of the Loan Documents, the Borrower shall not, directly or indirectly:

     (a) LIENS. Create, incur, assume or suffer to exist any Lien upon the Collateral except: (i) as contemplated by the Collateral Documents in favor of the Lender and (ii) Permitted Liens.

     (b)  INDEBTEDNESS.  Create, incur or assume any Indebtedness except for:
(i) the Loan; (ii) trade accounts payable arising in the ordinary course of business; (iii) deposits to secure the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety bonds and performance bonds incurred in the ordinary course of business and on a basis consistent with customary practice at properties used as self-service storage facilities; (iv) the obligations of the Borrower under the Property Management Agreement; and (v) non-delinquent taxes and assessments.

     (c) CONSOLIDATION AND MERGER. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination.

     (d) SALE OF ASSETS. Sell, transfer, lease (other than as permitted hereby or by the Collateral Documents), assign, exchange, contribute, abandon or otherwise dispose of, directly or indirectly, the Property or any interest therein, except for (i) leases entered into in the ordinary course of business,
(ii) dispositions of personal property disposed of in the ordinary course of business, (iii) dispositions in accordance with Section 4.3(e) and
(iv) dispositions in the nature of furniture, furnishings, equipment and supplies which are worn or obsolete or otherwise not needed in the running of the business and which are replaced with like kind items (unless failure to replace such furniture, furnishings, equipment or supplies would not have a Material Adverse Effect).

     (e) CHANGES IN PROPERTY OR BUSINESS. (i) Make or allow any changes to be made in the nature of the use of the Property except in a manner which is consistent with the use of such Property as a self-service storage center;
(ii) voluntarily sell, transfer, assign or otherwise discontinue any truck rental, retail sales or other material revenue-producing business operations conducted in connection with the use and operation of the Properties as self-service storage centers, unless such retail sales or other business operations is replaced with a comparable operation; (iii) initiate or acquiesce in any change in any zoning or other land use classification now or hereafter in effect and affecting the Property or any part thereof if such changes are likely to have a material adverse effect on the Net Operating Income or Gross Revenues generated by the Properties; (iv) voluntarily become subject to any Requirement of Law if, as a result of complying with any provision of any Loan Document, such compliance would result in a violation of such Requirement of Law;
(v) purchase any properties other than the Property or conduct any other business other than related to the Properties; or (vi) violate any of the provisions of the Borrower's Certificate of Incorporation or Bylaws, including, without limitation, the provisions thereof referred to in Section 8.30.

     (f) MODIFICATIONS TO THE SUBORDINATION AGREEMENT PROPERTY MANAGEMENT AGREEMENT. Amend, modify, terminate or waive any of the provisions of (i) the Subordination Agreement or (ii) the Property Management Agreement in respect of the Properties other than in accordance with its terms, or enter into any replacement thereto, or consent to any delegation of duties by the Property Manager thereunder (other than by reason of a merger or consolidation of the Property Manager and SSCI), without the prior written consent of the Lender, which consent shall not be unreasonably withheld; provided, however, that any increase in the compensation paid or payable to the Property Manager shall be subject to the approval of the Lender in its sole and absolute discretion.

     (g) TRANSACTIONS WITH AFFILIATES. Purchase, acquire or lease the Property from, or sell, transfer or lease the Property to, or lend or advance any money to, or borrow any money from, or guarantee any obligation of, or acquire any stock, obligations or securities of, or enter into any merger or consolidation agreement, or any management or similar agreement with, any Affiliate, or enter into any other transaction or arrangement or make any payment to (including, without limitation, on account of any management fees, service fees, office charges, consulting fees, technical services charges or tax sharing charges) or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate on terms other than arm's-length commercially reasonable terms, except for any of the following: (i) transactions relating to the sharing of actual overhead expenses, including, without limitation, managerial, payroll and accounting and legal expenses, for which charges assessed against the Borrower are not greater than would be incurred by the Borrower in similar arm's-length transactions with non-Affiliates; (ii) the transactions under the Property Management Agreement and the Advisory Agreement; (iii) the transactions described in the Registration Statement; and (iv) the transactions contemplated hereby.

     (h) ACTIONS REQUIRING LENDER'S APPROVAL. Without in each case obtaining the prior written consent of the Lender, enter into any amendment, extension (other than extensions of the term of the Property Management Agreement) or waiver of any of the terms of the Property Management Agreement in respect of the Properties or any of the other Loan Documents, or any agreement for the postponement of the date for performance of, or forgiveness of, any of the indebtedness thereunder; or enter into any subordination agreement affecting the Loan Documents; or amend the Borrower's Certificate of Incorporation or Bylaws, except as permitted hereunder.

     (i) RESTRICTED ACTIVITIES. Conduct any other business other than that related to the Properties or as contemplated hereby, or violate any Requirements of Law, other than any violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (j) LIMITATION ON SECURITY. Use (voluntarily or involuntarily) the Property as security for any Indebtedness (or other obligation) other than the Loan.


     (k) WAIVER OF STAY; EXTENSION OR USURY LAWS. At any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law or other law, which would prohibit or forgive the Borrower from paying all or any portion of the principal of and/or interest on the Note, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; furthermore, the Borrower hereby expressly waives, to the full extent permitted by applicable law, all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the holder of the Note but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE XI

                                EVENTS OF DEFAULT

SECTION 11.1   EVENTS OF DEFAULT

     The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

     (a)  After application of any funds from the Defeasance Account pursuant to
Section 4.3 and any funds then on deposit in the Collection Account in the manner set forth in the Collection Account Agreement, the Borrower shall fail to make any payment due under the Note and such failure continues three (3) days after written notice from the Lender;

     (b) Any representation, warranty or certification made by the Borrower under any Loan Document or by the Borrower in any report, certificate or financial statement furnished in connection with any Loan Document shall be materially inaccurate or incomplete as of the date made and, if (i) (w) such representation, warranty or certification is capable of being so made accurate and complete and (x) the inaccuracy or incompleteness of such representation, warranty or certification did not result in a Material Adverse Effect, the Borrower fails to make such representation, warranty or certification accurate and complete within forty-five (45) days after written notice thereof from the Lender, or (ii) (y) such representation, warranty or certification is capable of being so made accurate and complete and (z) the inaccuracy or incompleteness of such representation, warranty or certification results in a Material Adverse Effect, the Borrower fails to make such representation, warranty or certification accurate and complete within ten (10) days after written notice thereof from the Lender; or

     (c) The Borrower shall fail to perform or observe in any material respect any of its covenants, obligations or agreements contained in the Loan Documents (other than those referred to in subparagraphs (a) and (b)); provided, however, that if such failure can be cured and the Borrower is making diligent efforts to effect such cure, then such event shall not constitute an Event of Default unless such event continues for forty-five (45) days after written notice thereof from the Lender; or

     (d) Any representation or warranty made by SSCI under the Guaranty and Indemnification Agreement shall be materially inaccurate or incomplete as of the date made, and if (i) (w) such representation, warranty or certification is capable of being so made accurate and complete and (x) the inaccuracy or incompleteness of such representation or warranty did not result in a Material Adverse Effect, SSCI fails to make such representation or warranty accurate and complete within forty- five (45) days after written notice thereof from the Lender, or (ii) (y) such representation, warranty or certification is capable of being so made accurate and complete and (z) the inaccuracy or incompleteness of such representation, warranty or certification results in a Material Adverse Effect, SSCI fails to make such representation, warranty or certification accurate and complete within ten (10) days after written notice thereof from the Lender; or

     (e) If SSCI shall fail to perform or observe in any material respect any of its covenants, obligations or agreements contained in the Guaranty and Indemnification Agreement; PROVIDED, HOWEVER, that if such failure can be cured and SSCI is making diligent efforts to effect such cure, then such event shall not constitute an Event of Default unless such event continues for forty-five
(45) days after written notice thereof from the Lender; or

     (f) (i) The Borrower or SSCI shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or SSCI shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or SSCI any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of any order for relief or any such adjudication or appointment, and (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against the Borrower or SSCI any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) the Borrower or SSCI shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in (other than in connection with a final settlement), any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower or SSCI shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (g) One or more judgments or decrees in an aggregate amount exceeding $5,000,000 and not covered by insurance shall be entered against the Borrower and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within ninety (90) days from the entry thereof, provided that the portion of the cost of such bond borne by the Borrower shall not exceed $5,000,000; or

     (h) The Borrower defaults in the performance of any of its obligations under the Mortgage with respect to the payment of Taxes within any applicable grace period and/or the maintenance of insurance.

     Automatically upon the occurrence of an Event of Default under
Section 11.1(f) and, with respect to all other Events of Default, at the option and upon declaration of the Lender, the principal balance of the Loan, interest, Yield Maintenance Premium with respect to the entire principal balance of the Loan and any other charges accrued but unpaid thereon shall become immediately due and payable, and the Lender may exercise all rights and remedies available to it under the Loan Documents.

     No delay or omission of the Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Lender may be exercised from time to time, and as often as may be deemed expedient by the Lender.

                                   ARTICLE XII


                                   [RESERVED]

                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.1   NO ASSIGNMENT

     The Borrower may not assign its rights or obligations under the Loan Documents. All provisions contained in the Loan Documents shall inure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Borrower and its successors and assigns.

SECTION 13.2   CUMULATIVE RIGHTS: NO WAIVER

     The rights, powers and remedies of the Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the Borrower and the Lender relating hereto, at law, in equity or otherwise. Any delay or failure by the Lender to exercise any right, power or remedy shall not constitute a waiver thereof by the Lender and no single or partial exercise by the Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

SECTION 13.3   ENTIRE AGREEMENT

     This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof. Upon funding of the Advance on the Closing Date, the provisions of the Commitment Letter (other than those pertaining to (i) the payment of fees and expenses as provided therein, and (ii) matters pertaining to fees or commissions payable to third parties as provided therein, all of which shall survive the Closing Date and the funding of the Advance) shall be and are hereby terminated.

SECTION 13.4   SURVIVAL; DISCHARGE

     All representations and warranties herein contained on the part of the Borrower shall be made on and as of the dates specifically provided herein, but shall survive the Closing until the Loan is paid and performed in full. At such time as the Loan is paid and performed in full, the Lender shall execute and deliver to the Borrower such releases and other documentation reasonably requested by the Borrower to effect the release of the Collateral from the Liens created under this Agreement and the other Loan Documents.

SECTION 13.5   NOTICES

     All notices given by either party to the other shall be in writing unless otherwise provided for herein, delivered by facsimile transmission (confirmed in writing) or delivered personally or by mailing the same by registered or certified mail, return receipt requested, as follows:

          (i)  if to the Lender:
               Nomura Asset Capital Corporation
               Two World Financial Center
               Building B, 21st Floor
               New York, New York 10281-1198
               Attention:     Mr. Perry Gershon
                              -and-
                              Ms. Sheryll McAffee
               Facsimile:     (212) 667-1022
               and to the Trustee (an assignee of the Lender):
               LaSalle National Bank
               135 South LaSalle Street
               Suite 200
               Chicago, Illinois 60603

               (ii) if to the Borrower:
               SSC Property Holdings, Inc.
               1201 Third Avenue, Suite 2200
               Seattle, Washington 98101
               Attention:     Kristin Stred, Esq.
               Facsimile:     (206) 624-1645

               with a copy to:
               Perkins Coie
               Attention:     Dennis Bekemeyer, Esq.
               1201 Third Avenue
               Seattle, Washington 98101
               Facsimile:     (206) 287-3267

or to such other address of which the Lender or the Borrower shall have given notice as herein provided. All such notices, requests or other communications shall be deemed to have been sufficiently given for all purposes hereof on the date of receipt or refusal to accept delivery.

SECTION 13.6   GOVERNING LAW

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF WASHINGTON WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE PARTIES HERETO HEREBY AGREE AND CONSENT THAT, TO THE EXTENT PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE PARTIES HERETO AT THE ADDRESSES INDICATED ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

SECTION 13.7   INDEMNIFICATION

     The Borrower shall indemnify and hold harmless the Lender, the Account Agent, the Trustee, the Servicer, the Account Bank and each of their Affiliates, directors, officers, employees, attorneys, agents, successors and assigns (the "Indemnified Parties") from and against all damages and liabilities (collectively and severally, "Losses") assessed against any such Indemnified Party in respect of any of their respective capacities as the Lender, the Account Agent, the Trustee, the Servicer or the Account Bank under this Agreement or the other Loan Documents, as the case may be, or as an Affiliate, director, officer, employee, attorney, agent, successor or assign of the Lender, Account Agent, Trustee, Servicer or Account Bank in any of their respective capacities thereunder, as the case may be, resulting from the claims of any party relating to or arising out of the Loan Documents, (expressly excluding, however, the claims of any party that (i) are not related to or arise out of the Loan Documents and (ii) that relate to or arise out of the assignment of the Loan by the Lender to the Trustee or the issuance by the Trustee, or the sale by any Indemnified Party, of any of the Certificates (whether or not the Borrower is separately required to indemnify for any such claim, it being understood that any indemnity by the Borrower for any such claim would be pursuant to the terms and conditions of the Representations Agreement)) except for (i) Losses caused by the negligence or willful misconduct of such Indemnified Party or any of its Affiliates and (ii) Losses resulting from the noncompliance (consistent with the standards for performance in any applicable Loan Document) by such Indemnified Party or any of its Affiliates with any of the terms of, or any misrepresentation by such Indemnified Party contained in, any applicable Loan Document, and the Borrower shall reimburse each Indemnified Party for any expenses (including the fees and disbursements of legal counsel) reasonably incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether the Lender or such other Indemnified Person is a party thereto. With reference to the provisions set forth in this Section 13.7 for payment by the Borrower of attorneys fees incurred by the Indemnified Parties in any action or claim brought by a third party, the Borrower shall diligently defend such Indemnified Party and diligently conduct the defense. If the Indemnified Party desires to engage separate counsel, it may do so at its own expense; provided, however, that such limitation on the obligation of the Borrower to pay the fees of separate counsel for such Indemnified Party shall not apply if such Indemnified Party has retained said separate counsel because the Borrower is not diligently defending it or not diligently conducting the defense and the Indemnified Party so notifies the Borrower. Anything to the contrary contained herein or any other Loan Documents notwithstanding, the Loan shall not be considered to have been paid in full unless all obligations of

Borrower under this Section 13.7 shall have been fully performed (except for contingent indemnification obligations for which no claim has actually been made pursuant to this Agreement).

SECTION 13.8   EXPENSES; DOCUMENTARY TAXES

     Subject to any limitations or caps previously agreed to in the Commitment Letter or otherwise in writing, the Borrower agrees to pay all reasonable out-of-pocket costs, expenses and other payments in connection with the preparation for and closing of the transactions contemplated by this Agreement including without limitation fees and disbursements of special counsel for the Lender, the Trustee, the Servicer and the Account Agent, incurred in connection with the preparation of this Agreement and the other Loan Documents. In addition, the Borrower agrees to pay any and all stamp and other similar documentary taxes, assessments or charges payable in connection with the execution and delivery of, and enforcement of the obligations under, this Agreement.

SECTION 13.9   SEVERABILITY

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 13.10  COUNTERPARTS; EFFECTIVENESS

     This Agreement may executed in counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 13.11  CONFLICTS

     In the event of any conflict between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall govern.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   NOMURA ASSET CAPITAL CORPORATION

                                   By: /s/ Perry Gershon
                                       ----------------------------------------
                                       Title:  Vice President
                                               --------------------------------



                                   SSC PROPERTY HOLDINGS, INC.

                                   By: /s/ Harrell L. Beck
                                       ----------------------------------------
                                       Title:  President
                                               --------------------------------

                                                                  LOAN AGREEMENT
                                                                       EXHIBIT C


                                 PROMISSORY NOTE
                                 (NON-RECOURSE)


$17,980,000                                                         June 8, 1994


     FOR VALUE RECEIVED, SSC PROPERTY HOLDINGS, INC., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay, in United States Dollars in immediately available funds, to the order of NOMURA ASSET CAPITAL CORPORATION ("Lender"), at its offices at Two World Financial Center, Building B,
21st Floor, New York, New York 10281-1198 (or at such other office or bank account as the Lender may from time to time designate in writing), the principal sum of Seventeen Million Nine Hundred Eighty Thousand Dollars ($17,980,000) and to pay interest on the unpaid principal balance hereof from time to time outstanding at the rates and times provided for in the Loan Agreement (defined below).

     This Note is the Advance Note described in, and is subject to the terms and provisions of, the Amended and Restated Loan Agreement, dated as of June __,1994 (herein, as the same may at any time be amended or modified and in effect, called the "Loan Agreement"), between the Borrower and the Lender. Reference is hereby made to the Loan Agreement for a statement of its terms and provisions, including without limitation (i) those under which this Note is to be paid from the Collateral (as defined in the Loan Agreement), (ii) those under which the due date of this Note may or shall be accelerated if an Event of Default has occurred and is continuing, and (iii) those describing the security for this Note.

     If any amount payable for interest hereunder or under the Loan Agreement exceeds the amount permitted by applicable law, such amount payable shall be applied as provided in Section 3.4 of the Loan Agreement.

     This Note has been delivered and shall be deemed to be a contract made under the laws of the State of Washington and for all purposes shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

     In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder that are not paid when due, whether by acceleration or otherwise.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest, and notice of dishonor.

                                        SSC PROPERTY HOLDINGS, INC.



                                        By:
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

Address:

1201 Third Avenue, Suite 2200
Seattle, Washington 98101

                                                                  LOAN AGREEMENT
                                                                       EXHIBIT D


                       AMENDED, RESTATED AND CONSOLIDATED
                         PROMISSORY NOTE (NON-RECOURSE)


$122,580,000                                                        June 8, 1994


     FOR VALUE RECEIVED, SSC PROPERTY HOLDINGS, INC., a Delaware corporation ("Borrower"), hereby unconditionally promises to pay, in United States Dollars in immediately available funds, to the order of NOMURA ASSET CAPITAL CORPORATION ("Lender"), at its offices at Two World Financial Center, Building B,
21st Floor, New York, New York 10281-1198 (or at such other office or bank account as the Lender may from time to time designate in writing), the principal sum of One Hundred Twenty Two Million Five Hundred Eighty Thousand Dollars ($122,580,000) and to pay interest on the unpaid principal balance hereof from time to time outstanding at the rates and times provided for in the Loan Agreement (defined below).

     This Note is the Advance Note described in, and is subject to the terms and provisions of, the Amended and Restated Loan Agreement, dated as of June __, 1994 (herein, as the same may at any time be amended or modified and in effect, called the "Loan Agreement"), between the Borrower and the Lender. This Note amends, restates, consolidates and renews (i) the Promissory Note dated March 1, 1994 in the original principal amount of $104,600,000 made payable by SSC Property Holdings, Inc. to Cargill Financial Services Corporation and subsequently assign to the Lender and (ii) the Promissory Note of even date herewith in the original principal amount of $17,980,000 made payable by Borrower to Lender. Reference is hereby made to the Loan Agreement for a statement of its terms and provisions, including without limitation (i) those under which this Note is to be paid from the Collateral (as defined in the Loan Agreement), (ii) those under which the due date this Note may or shall be accelerated if an Event of Default has occurred and is continuing, and
(iii) those describing the security for this Note.

     If any amount payable for interest hereunder or under the Loan Agreement exceeds the amount permitted by applicable law, such amount payable shall be applied as provided in Section 3.4 of the Loan Agreement.

     This Note has been delivered and shall be deemed to be a contract made under the laws of the State of Washington and for all purposes shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

     In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder that are not paid when due, whether by acceleration or otherwise.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest, and notice of dishonor.

                                        SSC PROPERTY HOLDINGS, INC.



                                        By:
                                           ------------------------------------

                                        Title:
                                              ---------------------------------

Address:

1201 Third Avenue, Suite 2200
Seattle, Washington 98101

                                    EXHIBIT A

                                 MORTGAGE VALUES

                                     ALLOCATED       MINIMUM
                                     MORTGAGE        RELEASE
STORE NAME               STATE         VALUE         AMOUNT
- ----------               -----       ---------       -------
Chandler                   AZ          1,662,840      2,078,550
Mesa                       AZ          1,119,838      1,399,798
Phoenix                    AZ          1,703,490      2,129,363
Phoenix East               AZ          1,376,281      1,720,351
Scottsdale                 AZ          1,042,991      1,303,739

Colton                     CA            683,748        854,685
Fontana Sierra             CA            960,775      1,200,969
Hayward                    CA            810,338      1,012,923
Kearny-Balboa              CA          2,111,145      2,638,931
La Habra                   CA          1,804,153      2,255,191
Mountain View              CA          1,135,017      1,418,771
Palo Alto                  CA          1,809,787      2,262,234
South San Francisco        CA          1,855,240      2,319,050
Union City                 CA            721,036        901,295

Northglenn                 CO          1,337,615      1,672,019
Tamarac                    CO            490,523        613,154
Thornton                   CO            591,423        739,279
Windermere                 CO          1,656,906      2,071,133

Military Trail             FL          2,905,030      3,631,288
Oakland Park               FL          6,195,398      7,744,238
Seminole                   FL            835,237      1,044,046
West Palm Beach            FL          3,378,112      4,222,640

Alsip                      IL            603,860        754,825
Bridgeview                 IL          1,201,490      1,501,863
Dolton                     IL            855,239      1,069,049
Lisle                      IL          1,476,318      1,845,398
Lombard                    IL            988,492      1,235,615
Rolling Meadows            IL            720,980        901,225
Schaumburg                 IL          1,110,251      1,387,814
Willowbrook                IL          1,051,139      1,313,924

Clinton                    MD            774,428        968,035
Crofton                    MD            959,943      1,198,804
Laurel                     MD          1,007,826      1,259,783


                                     ALLOCATED       MINIMUM
                                     MORTGAGE        RELEASE
STORE NAME               STATE         VALUE         AMOUNT
- ----------               -----       ---------       -------
Lansing                    MI            292,289        365,361
Southfield                 MI          1,787,578      2,234,473
Troy East                  MI          1,400,769      1,750,961
Troy West                  MI          1,620,464      2,025,580
Walled Lake                MI            890,499      1,113,124

Beaverton (Cornell)        OR            547,420        684,275
Denny Road                 OR          1,510,084      1,887,605
King City                  OR          1,277,321      1,596,651
Portland                   OR            965,630      1,207,038
Salem                      OR          1,457,417      1,821,771

Arlington                  TX            672,567        840,709
Bandera Road               TX          1,172,027      1,465,034
Beltline Road              TX          1,018,660      1,273,325
Blanco Road                TX          2,057,668      2,572,085
Cook Road                  TX            842,178      1,052,723
Federal                    TX          1,411,344      1,764,180
Fredericksburg Rd          TX          1,633,410      2,041,763
Greenbriar                 TX          2,908,377      3,635,471
Hill Country Village       TX          1,725,066      2,156,333
Hurst (Euless Blvd)        TX            900,116      1,125,145
Imperial Valley            TX          1,172,001      1,465,001
Irving                     TX            764,049        955,061
MacArthur Blvd             TX            894,944      1,118,680
Medical Center             TX          1,895,969      2,369,961
North Austin               TX          1,543,264      1,929,080
NW Houston                 TX          1,377,430      1,721,788
San Antonio NE             TX          1,008,682      1,260,853
Sugarland                  TX          1,927,193      2,408,991
Thousand Oaks              TX          1,065,584      1,331,980
Westheimer                 TX          1,550,282      1,937,853
Woodlands                  TX          1,890,851      2,363,564

Fairfax                    VA          2,947,600      3,684,500
Falls Church               VA          3,652,105      4,565,131
Herndon                    VA          1,502,400      1,878,000
Kempsville                 VA            708,943        886,179
Manassas East              VA            865,115      1,081,394
Manassas West              VA            802,476      1,003,095
Newport News South         VA          1,269,202      1,586,503
North Richmond             VA            876,126      1,095,158

Aurora North               WA          1,589,285      1,986,606
Bellevue east              WA          2,384,345      2,980,431


                                       -2-


                                     ALLOCATED       MINIMUM
                                     MORTGAGE        RELEASE
STORE NAME               STATE         VALUE         AMOUNT
- ----------               -----       ---------       -------
Bellevue west              WA          2,384,345      2,980,431
East Lynnwood              WA          1,205,149      1,506,436
Factoria                   WA          1,510,156      1,887,695
Federal Way                WA          2,160,641      2,700,801
Issaquah                   WA          1,575,634      1,969,543
North Spokane              WA          1,469,715      1,837,144
Renton                     WA          1,583,055      1,978,819
Seattle                    WA          2,244,075      2,805,094
Smokey Point               WA            582,765        728,456
Tacoma South               WA            793,441        991,801
Vancouver Mall             WA            920,915      1,151,144
West Seattle               WA          1,435,390      1,794,238
                                    ------------   ------------
TOTAL                               $122,580,000   $153,225,000
                                    ------------   ------------
                                    ------------   ------------

EXHIBIT B - ENVIRONMENTALS
PROPERTIES AS LISTED FINAL COLLATERAL POOL DATED 3/1/94

     PROPERTY                PHASE I    PHASE II               ADDITIONAL INFORMATION
     --------                -------    --------               ----------------------
Chandler, AZ                 8/26/93
Phoenix, AZ                  8/25/93    10/28/93
Phoenix East, AZ             8/26/93
Scottsdale, AZ               8/26/93                 SG ltr 2/11/94 #16
Colton, CA                    Aug 93                 EMG letter 2/3/94 #14
Fontana Sierra, CA            Aug 93                 EMG letter 2/3/94 #24
Hayward, CA                  8/27/93                 Alameda County ltr 1/25/94 & 2/8/94, SG ltr 2/9/94 & 2/25/94; EMG 3/3/94
Kearney-Balboa, CA            Aug 93                 EMG 11/2/93
La Habra, CA                  Aug 93    10/28/93     EMG Phase II 11/29/93
Mountain View, CA             Aug 93                 EMG ltr 10/28/93, 3/3/94
Palo Alto, CA                 Aug 93                 EMG letter 2/3/94 #25, 3/3/94; SG ltr 2/11/94 #16
South San Francisco, CA      8/25/93                 EMG 2/25/94 Pg. 2
Union City, CA               8/26/93
Northglenn, CO               8/26/93
Tamarac, CO                  8/27/93                 EMG 2/25/94, Pg. 2
Thornton, CO                 8/26/93
Windermere, CO               8/27/93                 EMG letter 2/3/94 #29
Military Trail, FL           8/26/93                 EMG ltr 11/30/93, 2/3/94 #9, 3/3/94
Oakland Park, FL             8/25/93    11/19/93
Seminole, FL                 8/25/93                 EMG ltr 9/16/93, ATEC ltr 10/8/93
West Palm Beach, FL          9/20/93                 EMG ltr 10/14/93, 11/12/93, 11/23/93, 2/3/94 #6, SB ltr 2/11/94 #8
Alsip, IL                    8/27/93                 EMG ltr 2/25/94 Pg. 1
Bridgeview, IL               8/27/93
Dolton, IL                   8/27/93                 EMG ltr 12/30/93, 2/3/94 #16 & #18, 2/24/94, SG ltr 3/1/94
Lisle, IL                    8/27/93                 EMG ltr 3/3/94, 3/15/94
Lombard, IL                  8/26/93
Rolling Meadows, IL          8/27/93
Schaumburg, IL               8/27/93
Willowbrook, IL              8/25/93                 SG ltr 1/7/94 #2A


                                      Page 1


     PROPERTY                PHASE I    PHASE II               ADDITIONAL INFORMATION
     --------                -------    --------               ----------------------
Clinton, MD                  8/24/93
Crofton, MD                  8/26/93
Laurel, MD                   8/24/93                 EMG letter 2/8/94 #7, 2/11/94 #5, 2/25/94 Pg. 1
Lansing, MI                  8/26/93

Southfield, MI               8/26/93                 SG 11/10/93, EMG ltr 2/3/94 #4 & #21, 2/25/94 Pg. 2
Troy - East, MI              8/27/93
Troy - West, MI              8/26/93
Walled Lake, MI              8/26/93                 SG ltr 2/11/94 #7, EMG ltr 2/3/94 #5, 2/8/94 #10, 2/25/94 Pg. 2
Beaverton, OR                 Aug 93
Denny Road, OR                Aug 93
King City/Tigard, OR          Aug 93                 EMG letter 12/29/93
Portland, OR                  Aug 93
Salem, OR                     Aug 93
Arlington, TX                8/26/93    10/14/93     ATEC letter 9/1/93, EMG letter 2/3/94 #3
Bandera Road, TX             8/26/93
Beltline Road, TX            8/26/93                 EMG ltr 2/3/94 #17, 2/25/94 Pg. 1
Blanco Road, TX              8/27/93
Cook Road, TX                8/26/93
Euless Blvd. (Hurst), TX     8/25/93                 SG ltr 2/11/94 #20; ATEC ltr 3/9/94
Federal Road, TX             8/25/93
Fredricksburg, TX            8/27/93
Greenbriar, TX               8/24/93
Hill Country Village, TX     8/26/93                 EMG ltr 3/3/94
Imperial Valley, TX          8/25/93
Irving, TX                   8/26/93    10/14/93     ATEC 10/12/93, EMG ltr 10/29/93, 3/3/94
MacArthur Blvd., TX          8/26/93                 ATEC ltr 10/12/93
North Austin, TX             8/26/93                 EMG ltr 3/3/94
NW Houston, TX               8/27/93                 EMG ltr 11/2/93, 2/3/94 #10


                                      Page 2


     PROPERTY                PHASE I    PHASE II               ADDITIONAL INFORMATION
     --------                -------    --------               ----------------------
San Antonio NE, TX           8/25/93
South Main, TX               8/26/93                 EMG ltr 2/3/94 #11
Sugarland, TX                8/25/93
Thousand Oaks, TX            8/26/93
Westheimer, TX               8/26/93
Woodlands, TX                8/26/93

Fairfax, VA                  8/24/93
Falls Church, VA             8/25/93                 EMG ltr 2/25/94 Pg. 3, 3/15/94
Herndon, VA                  8/26/93                 EMG ltr 2/25/94 Pg. 1, 3/15/94
Kempsville, VA               8/24/93                 EMG ltr 3/3/94
Manassas East, VA            8/24/93
Manassas West, VA            8/24/93
Newport News South, VA       8/24/93
North Richmond, VA           8/26/93
Aurora North, WA              Aug 93                 EMG ltr 10/14/93, 2/3/94 #17, 2/11/94 #2
Bellevue East, WA            8/25/93    11/10/93     EMG ltr 2/3/94 #7, 2/11/94 #7, 2/25/94 Pg. 2
E. Lynnwood, WA               Aug 93                 EMG ltr 3/15/94
Factoria, WA                  Aug 93                 EMG ltr 10/28/93, 11/11/93
Federal Way, WA               Aug 93
North Spokane, WA             Aug 93                 EMG 2/11/94 #6, 2/17/94
Renton, WA                    Aug 93
Seattle, WA                   Aug 93                 EMG ltr 2/8/94 #9, 3/3/94
Smokey Point, WA              Aug 93
South Tacoma, WA              Aug 93                 EMG ltr 2/25/94 Pg. 3, 3/15/94

Vancouver Mall, WA            Aug 93
West Seattle, WA              Aug 93
Mesa, AZ                      Aug 93


                                      Page 3


     PROPERTY                PHASE I    PHASE II               ADDITIONAL INFORMATION
     --------                -------    --------               ----------------------
Issaquah, WA                  Aug 93                 EMG ltr 2/8/94, 3/22/94
Bellevue West, WA             Aug 93    12/24/93     EMG ltr 2/03/94, 2/11/94, 2/25/94, 5/26/94

                                      Page 4